UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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MYR Group Inc.

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Notice of 2018
Annual Meeting
of Stockholders
and Proxy Statement

April 26, 2018
Renaissance Schaumburg Convention Center Hotel
1551 N. Thoreau Drive
Schaumburg,
Illinois 60173

LETTER TO STOCKHOLDERS

March 8, 2018

Dear Fellow Stockholder,

On behalf of the Board of Directors and management of MYR Group Inc., we are pleased to invite you to attend the 2018 Annual Meeting of Stockholders of MYR Group Inc., which will be held at 9:00 a.m. local time on Thursday, April 26, 2018, at the Renaissance Schaumburg Convention Center Hotel, 1551 N. Thoreau Drive, Schaumburg, Illinois 60173 (the “2018 Annual Meeting”). The meeting facilities will open to stockholders at 8:30 a.m. local time.

At the 2018 Annual Meeting we will act on the matters described in the Notice of the 2018 Annual Meeting of Stockholders of MYR Group Inc. and the Proxy Statement that follow this letter. Stockholders of record at the close of business on February 28, 2018 are entitled to notice of, and to vote at, the 2018 Annual Meeting.

It is important that your shares are represented and voted at the 2018 Annual Meeting regardless of the size of your holdings. Even if you intend to attend the 2018 Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope as soon as possible in order to ensure the presence of a quorum. If you do not vote promptly, we may incur additional costs in soliciting proxies. Voting by returning your proxy card in advance of the 2018 Annual Meeting does not deprive you of your right to attend and vote in person at the 2018 Annual Meeting.

Our Board of Directors and management look forward to your participation at the 2018 Annual Meeting and appreciate your continued support.

Sincerely yours,

William A. Koertner
Executive Chairman of the Board of Directors

Richard S. Swartz, Jr.
President and Chief Executive Officer

MYR GROUP INC.
1701 Golf Road, Suite 3-1012
Rolling Meadows, IL 60008

YOUR VOTE IS IMPORTANT

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS
OF MYR GROUP INC.

March 8, 2018

MYR Group Inc. will hold its 2018 Annual Meeting of Stockholders on Thursday, April 26, 2018. At the meeting, stockholders will be asked to consider and act upon the following items of business discussed in the attached proxy statement. Please note that this Notice of Meeting does not contain all the information you should consider and you should read the proxy statement in its entirety before voting.

WHEN:  Thursday, April 26, 2018 at 9:00 a.m. Central Time

WHERE:  Renaissance Schaumburg Convention Center Hotel, 1551 N. Thoreau Drive, Schaumburg, Illinois 60173

ITEMS OF BUSINESS:

•	Proposal 1. Election as directors of the two Class II nominees, each to serve a term of three years;
•	Proposal 2. Advisory resolution to approve the compensation of our named executive officers;
•	Proposal 3. Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2018; and
•	Consideration of other business properly presented at the meeting.

BOARD RECOMMENDATION:

The Board of Directors recommends that you vote FOR the election of each of the nominees named in Proposal 1 and FOR Proposals 2 and 3.

WHO CAN VOTE:  Stockholders of record at the close of business on February 28, 2018 are entitled to vote at the meeting, or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for our 2018 Annual Meeting of Stockholders to be held on April 26, 2018.

This Notice of Meeting, the Proxy Statement, the accompanying proxy card and our 2017 Annual Report to Stockholders on Form 10-K are being distributed to stockholders beginning on or about March 8, 2018. This Notice of Meeting, the Proxy Statement, and the 2017 Annual Report on Form 10-K are also available on our website at www.myrgroup.com.

Gerald B. Engen, Jr.
Senior Vice President, Chief Legal Officer and Secretary

PROXY SUMMARY	1
CORPORATE GOVERNANCE	5
Code of Ethics and Corporate Governance Principles
Director Independence
Executive Sessions of the Board
Communications with the Board and Reporting of Concerns
Board Leadership Structure
Risk Oversight
Board and Committee Self-Evaluations
Committee Membership and Meeting Attendance
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS	9
Committee Independence and Responsibilities
Criteria for Nomination to the Board of Directors
Diversity
Succession Planning
PROPOSAL 1. ELECTION OF DIRECTORS	11
Vote Required
2018 Director Nominees
Class I and Class III Directors
Director Compensation
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	22
COMPENSATION COMMITTEE MATTERS	23
Committee Independence and Responsibilities
Compensation Consultants
Compensation Risk Assessment
Compensation Committee Report for the Year Ended December 31, 2017
LETTER FROM OUR COMPENSATION COMMITTEE	26
COMPENSATION DISCUSSION AND ANALYSIS	27
Introduction
Key Features of Our Compensation
Components of Our Compensation
Objectives of Our Compensation Program
Communications with Stockholders on Executive Compensation
2017 Target Performance-Based Compensation
Management’s Role in Determining Compensation
Peer Groups, Pay Mix and Use of Compensation Consultants
Analysis of 2017 Compensation Decisions and Actions

EXECUTIVE COMPENSATION TABLES	45
2017 Summary Compensation Table
2017 Grants of Plan-Based Awards
Employment Agreements
Outstanding Equity Awards at 2017 Fiscal Year End
2017 Option Exercises and Stock Vested
Potential Payments Upon Termination or Change in Control
2017 Pay Ratio
PROPOSAL 2. ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	55
AUDIT COMMITTEE MATTERS	57
Committee Independence and Responsibilities
Pre-Approval Policies
Independent Auditors’ Fees
Audit Committee Report for the Year Ended December 31, 2017
PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	60
OTHER MATTERS THAT MAY BE PRESENTED AT THE 2018 ANNUAL MEETING	61
OWNERSHIP OF EQUITY SECURITIES	62
QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING	64
2019 ANNUAL MEETING OF STOCKHOLDERS	67

Throughout this proxy statement, references to “MYR Group,” the “Company,” “we,” “us,” and “our” refer to MYR Group Inc. and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires.

PROXY SUMMARY

This section introduces and provides overview information and the recommendations of the board of directors of MYR Group Inc. (the “Board”) for each of the proposals to be voted on at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), in addition to highlighting our corporate governance, business results and executive compensation. This overview of voting items does not contain all of the information that you should consider, and we encourage you to review the entire 2018 proxy statement (the “Proxy Statement”) prior to determining how you wish to vote your shares.

PROPOSAL 1. ELECTION OF DIRECTORS (the full proposal begins on page 11)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

The Board and Nominating and Corporate Governance Committee believe that the two nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the Company’s stockholders. Further biographical and qualification information for each director nominee can be found in the full proposal.

Our Director Nominees

You are being asked to vote on the election of two Class II directors, each for a term ending in 2021 or until a successor has been chosen and qualified. Jack L. Alexander, a Class II director with a term expiring at the 2018 Annual Meeting, informed the Board that he will retire on April 1, 2018 and therefore will not stand for reelection to the Board at the 2018 Annual Meeting. In connection with Mr. Alexander’s retirement, the Board determined that it would decrease the Board size from 10 to 9 directors on April 1, 2018.

Directors will be elected by the affirmative vote of a majority of votes cast in this uncontested election.

						Committee Membership
	Age	Director Since	Primary Occupation	Independent	Other Public Boards	Audit	Comp	NCG	Board Recommendation
Donald C.I. Lucky	55	2015	Managing Partner, Reynolds Mirth Richards & Farmer LLP	Yes	0		☑	☑	FOR
Maurice E. Moore	67	2010	Founder, Primus Financial Group, LLC	Yes	0	☑		☑	FOR

MYR GROUP INC. | 2018 PROXY STATEMENT

Corporate Governance Highlights

We are committed to good corporate governance practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens Board and management accountability.

• Separate Executive Chairman of the Board and Chief Executive Officer	• Regular Executive Sessions of Independent Directors
• Independent Lead Director	• Annual Advisory Approval of Executive Compensation
• All Directors are Independent Except our Former Chief Executive Officer	• 100% Independent Audit, Compensation and Nominating and Corporate Governance Committees
• Majority Voting in Uncontested Elections	• Engage Independent Compensation Consultant Each Year for Executive Compensation
• Risk Oversight by Full Board and Committees	• Investor Outreach Program
• Balanced Director Ages (3 Under 60)	• Stock Ownership Guidelines for Named Executive Officers and Directors
• Annual Board and Committee Self-Evaluations	• Code of Business Conduct and Ethics for Officers and Directors
• Annual Performance Evaluation of Named Executive Officers by Directors	• Limited Director Service on Other Public Boards
• Engaged Independent Corporate Governance Consultant

The Board engaged an independent, third-party executive and corporate governance consultant to facilitate individual director self-evaluations and the annual self-evaluation exercises by the Board and its committees, which provided the Board with independent insight as to the effectiveness of its operation, the effectiveness of operations of its committees, its governance practices and its director succession planning.

All but one of our directors are independent and three of our independent directors have been appointed within the past three years.

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (the full proposal begins on page 55)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION.

The Board and Compensation Committee seek a non-binding advisory vote to approve the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and “Executive Compensation Tables”. The Board values stockholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when evaluating future executive compensation decisions.

MYR GROUP INC. | 2018 PROXY STATEMENT

2017 Performance

Our revenues for the year ended December 31, 2017 were $1.403 billion compared to $1.142 billion and $1.062 billion for the years ended December 31, 2016 and 2015, respectively. Our net income for the year ended December 31, 2017 was $21.2 million, which included a net Tax Cuts and Jobs Act (the “Tax Act”) benefit of $7.8 million, compared to $21.4 million and $27.3 million for the years ended December 31, 2016 and 2015, respectively. For the year ended December 31, 2017, our backlog was $679.1 million compared to $688.8 million and $450.9 million for the years ended December 31, 2016 and 2015, respectively.

Executive Compensation Highlights

Compensation decisions are based on a number of factors, including peer company and market data, Company performance against pre-established goals, relative performance of the Company’s stock compared to a peer group and the experience and contributions of individual executives. Our executive compensation program seeks to attract and retain executive talent and emphasize pay for performance. Our compensation program includes base salary, short-term incentive compensation, long-term equity awards, a defined-contribution retirement plan and very limited perquisites. We continue to strive to adhere to the best practices in executive compensation:

WHAT WE DO ☑	WHAT WE DON’T DO⨯
☑ Pay for Performance	⨯ No Hedging of our Stock
☑ Annual “Say-on-Pay” Stockholder Vote	⨯ No Pledging of our Stock
☑ Stock Ownership Guidelines for Officers and Directors	⨯ No Tax Gross-Ups Going Forward
☑ Encourage Stockholder Input	⨯ No Single Trigger Following Change in Control
☑ Impose Clawback Provisions	⨯ No Short-Selling of our Stock
☑ Independent Compensation Committee	⨯ No Guaranteed Minimum Bonus Payments to our Named Executive Officers
☑ Annual Compensation Review and Risk Assessment	⨯ No Dividends or Dividend Equivalents on Unvested Equity
☑ Multiple Performance Metrics Including Safety	⨯ No Repricing of Stock Options Without Stockholder Approval
☑ Cap Annual Cash Bonus and Performance Awards	⨯ No Stock Options Below Fair Market Value as of Grant Date
☑ Portion of Long-Term Incentive Awards Based on Relative Total Shareholder Return
☑ Independent Compensation Consultant
☑ Align Financial Interests of Named Executive Officers With Stockholders
☑ Multi-Year Vesting of Equity Awards

MYR GROUP INC. | 2018 PROXY STATEMENT

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (the full proposal begins on page 60)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Board and Audit Committee believe that the appointment of Crowe Horwath LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018 is in the best interests of the Company and its stockholders.

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2018 ANNUAL MEETING (found on page 61)

We will also take action upon any other business as may properly come before the 2018 Annual Meeting and any adjournments or postponements of that meeting. The Board or proxy holders will use their discretion on other matters that may arise at the 2018 Annual Meeting.

MYR GROUP INC. | 2018 PROXY STATEMENT

CORPORATE GOVERNANCE

CODE OF ETHICS AND CORPORATE GOVERNANCE PRINCIPLES

We have a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all of our directors, officers and employees. The Code of Ethics promotes honest and ethical conduct, full and accurate public communication and compliance with applicable laws, rules and regulations. We disclose any waiver or amendments to the Code of Ethics as required by the applicable rules of the U.S. Securities and Exchange Commission (“SEC”).

Additionally, the Board has guidelines that provide a framework for MYR Group’s corporate governance (the “Corporate Governance Principles”). The Corporate Governance Principles assist the Board in the exercise of its responsibilities to help ensure compliance with governing law and our policies.

Stockholders and others can access our corporate governance materials, including our Certificate of Incorporation, Amended and Restated By-Laws (the “By-Laws”), committee charters, Corporate Governance Principles, Code of Ethics and other corporate governance related materials on our website at www.myrgroup.com. Copies of these materials are also available free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

DIRECTOR INDEPENDENCE

Our Corporate Governance Principles require that at least a majority of the Board qualify as independent directors under the listing standards of the NASDAQ Stock Market (“Nasdaq”) and any other requirements of the committees upon which he or she serves. Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that a director who is, or at any time during the past three years was, employed by the Company, is not considered independent. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Members of our Audit Committee and Compensation Committee, respectively, are subject to certain additional qualification requirements as described below under “Audit Committee Matters” and “Compensation Committee Matters”.

After considering the Nasdaq listing standards and information provided by each director, the Board determined that the following directors are independent: Jack L. Alexander, Larry F. Altenbaumer, Bradley T. Favreau, Henry W. Fayne, Kenneth M. Hartwick, Gary R. Johnson, Donald C.I. Lucky, Maurice E. Moore and William D. Patterson. William A. Koertner is not considered an independent director due to his employment with MYR Group, and will continue to not be considered independent for the three years following the end of his employment with the Company in accordance with the Nasdaq listing standards.

EXECUTIVE SESSIONS OF THE BOARD

In accordance with the Corporate Governance Principles, the independent directors meet at least twice per year in executive sessions, which are chaired by the Independent Lead Director. Executive sessions are typically held following Board meetings, without management present.

COMMUNICATIONS WITH THE BOARD AND REPORTING OF CONCERNS

The Board values and encourages constructive dialogue with stockholders and other interested parties on compensation and other important governance topics. Stockholders and other interested parties can communicate with the directors, individually or as a group, by writing to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008 or by submitting an e-mail to our corporate website at www.myrgroup.com under the “Investors” section.

MYR GROUP INC. | 2018 PROXY STATEMENT

The Secretary forwards communications relating to matters within the Board’s purview to the appropriate directors, communications relating to matters within a Board committee’s area of responsibility to the chair of the appropriate committee and communications relating to ordinary business matters to the appropriate MYR Group officer. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements or inappropriate communications. Anyone who has a concern about the Company’s conduct, accounting, financial reporting, internal controls, or auditing matters may submit that concern anonymously or confidentially to the Company’s Anonymous Incident Reporting System, MySafeWorkplace, at 800-461-9330 or www.mysafeworkplace.com.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Principles provide that the Board has the discretion to choose its board leadership structure as it deems best for MYR Group and our stockholders. When determining the leadership structure that allows the Board to effectively carry out its responsibilities and represent our stockholders’ interests, the Board considers various factors including our specific business needs, our industry’s demands, our operating and financial performance, the economic and regulatory environment, Board self-evaluations, alternative leadership structures and our corporate governance policies and practices.

Separate Executive Chairman and CEO Positions

Effective January 1, 2017, the Board separated the positions of Executive Chairman of the Board (“Executive Chairman”) and Chief Executive Officer (“CEO”). The Board believes that separating the Executive Chairman and CEO positions, together with retaining an independent lead director of the Board (“Independent Lead Director”), is appropriate at this time. By separating these positions, our CEO is able to focus on managing the Company’s daily operations and our Executive Chairman can devote his time and attention to matters of Board oversight and governance.

In accordance with the Corporate Governance Principles, the independent directors selected Gary R. Johnson to continue to serve as the Independent Lead Director. As the Independent Lead Director, Mr. Johnson has the authority to call meetings of the independent directors and his duties include, among others, presiding at executive sessions of the independent directors, which are typically held following Board meetings without management present, and serving as a non-exclusive liaison between the Executive Chairman, CEO and the independent directors and, where appropriate, with stockholders.

Except for Mr. Koertner, who remains an employee and serves as the Executive Chairman, the Board is composed entirely of independent directors and all of the committee members are independent. The Board has the necessary power and authority to request and obtain information directly from management, to retain outside consultants and to consult directly with management and employees where it deems appropriate.

The Nominating and Corporate Governance Committee and the other independent directors periodically review this structure to ensure it is still appropriate.

RISK OVERSIGHT

We do not view risk in isolation but consider risk as part of our regular consideration of business strategy and business decisions. Assessing and managing risk is the responsibility of management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create stockholder value. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees.

The Board has the responsibility to oversee and review certain aspects of our risk management efforts, either directly or through its committees, based upon management’s identification, assessment and mitigation of risk. We approach risk management by integrating strategic planning and operational decision-making with risk oversight by management and the Board. The Board commits extensive time and effort discussing and establishing the Company’s strategic plan, and it reconsiders key elements of

MYR GROUP INC. | 2018 PROXY STATEMENT

the strategic plan as significant events and opportunities arise during the year. As part of the strategic plan review, the Board and management focus on the primary value drivers for the Company and risks facing the Company as well as the Company’s sustainability and social responsibilities.

The Board’s committees are each chaired by an independent director and support the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its risk management oversight responsibilities in the areas of financial reporting, internal controls (including internal controls over information technology systems and security), compliance with public reporting requirements and cyber security. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from compensation policies and programs, including the review of incentive compensation to ensure our programs contribute to our success, increase stockholder value and discourage unnecessary and excessive risk taking. The Nominating and Corporate Governance Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks primarily related to corporate governance, director succession and the composition of the Board. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

We believe that our leadership structure supports the risk oversight function of the Board.

BOARD AND COMMITTEE SELF-EVALUATIONS

Each year, the Board and each of the Audit, Compensation, and Nominating and Corporate Governance committees conduct an annual self-evaluation addressing matters the Board and committees consider relevant to their performance. These evaluations include an assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Nominating and Corporate Governance Committee oversees the evaluation process.

In 2017, an independent, third-party governance consultant facilitated the Board and committee self-evaluations. This consultant also facilitated individual director performance evaluations.

COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE

Our Board designates the members and chairs of committees based on the Nominating and Corporate Governance Committee’s recommendations. Because he is not an independent director, Mr. Koertner does not serve on any of the committees. The Board has three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each composed entirely of independent directors.

Each of the three standing committees has a written charter adopted by the Board. The charters define each committee’s roles and responsibilities. The charters are available on our website at www.myrgroup.com under the “Investors” section. MYR Group will provide copies of these charters free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008.

We expect directors to regularly attend Board meetings and meetings of the committees on which they serve. The Board held eleven meetings in 2017. Each of our directors serving during the year ended December 31, 2017 attended at least 75% of the aggregate number of meetings of the Board and committees on which they served. The overall aggregate director attendance for all Board and committee meetings was over 96%. All directors serving at the time of the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), including the director nominees, attended that meeting and all directors are expected to attend the 2018 Annual Meeting.

MYR GROUP INC. | 2018 PROXY STATEMENT

In 2017, the Nominating and Corporate Governance Committee reviewed the membership of the Board’s committees and recommended to the Board, and the Board approved, the following committee membership:

	Audit	Compensation	Nominating and Corporate Governance
Meetings Held in 2017
	7	6	3
Current Committee Membership
Jack L. Alexander		☑	☑
Larry F. Altenbaumer		Chair
Bradley T. Favreau		☑
Henry W. Fayne	☑
Kenneth M. Hartwick	☑
Gary R. Johnson		☑	Chair
William A. Koertner	Only independent directors serve on committees
Donald C.I. Lucky		☑	☑
Maurice E. Moore	☑		☑
William D. Patterson	Chair

MYR GROUP INC. | 2018 PROXY STATEMENT

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS

COMMITTEE INDEPENDENCE AND RESPONSIBILITIES

The Board has determined that all of the Nominating and Corporate Governance Committee members are independent under the Nasdaq listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee include: identifying and recommending to the Board individuals qualified to serve as director; advising the Board with respect to the Board’s size, composition, procedures and committees; developing and recommending to the Board the corporate governance principles applicable to the Company; overseeing the self-evaluation of the Board and its committees; and providing oversight with respect to corporate governance and ethical conduct.

CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership in accordance with the committee’s charter, our Certificate of Incorporation, our By-Laws, our Corporate Governance Principles and additional criteria that may be considered regarding director candidate qualifications. The Nominating and Corporate Governance Committee also evaluates the qualifications of all candidates properly nominated by stockholders using the same criteria.

Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and is significantly influenced by the particular needs of the Board from time to time, there is not a specific set of qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal requirements, the Nasdaq listing standards and the provisions of our Certificate of Incorporation, By-Laws, Corporate Governance Principles and charters of the Board’s committees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors including, but not limited to, a candidate’s:

•	record of accomplishment in his or her field;
•	depth and breadth of experience at an executive, policy-making level in business, financial services, academia, law, government, technology or other areas relevant to the Company’s activities;
•	personal and professional ethics, integrity and values;
•	commitment to enhancing stockholder value;
•	ability to exercise good judgment and provide practical insights and diverse perspectives;
•	knowledge of the Company’s industry, markets and customers;
•	vision, leadership and individual talents;
•	absence of real and perceived conflicts of interest;
•	ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;
•	ability to attend Board and committee meetings in person;
•	ability to develop a good working relationship with other members of the Board; and
•	ability to contribute to the Board’s working relationship with senior management.

When considering nominees, the Nominating and Corporate Governance Committee may also consider whether the candidate possesses the qualifications, experience, attributes and skills, taken as a whole, it considers appropriate in the context of the Board’s overall composition and needs.

Taking into consideration the recommendations of the Nominating and Corporate Governance Committee, the Board is responsible for nominating directors for election to the Board. When

MYR GROUP INC. | 2018 PROXY STATEMENT

considering whether our directors, including the nominees, should serve as a director and have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its responsibilities effectively in light of our businesses and structure, the Board considers the Nominating and Corporate Governance Committee’s recommendations and the breadth of knowledge of our industry and customers, integrity, their particular experiences, individual talents, business judgment and vision, leadership skills and what each individual would bring to the Board as a whole, including the information discussed in each of the director’s individual biographies. Additionally, the Board considered and valued that each of our directors has extensive experience as a business leader and has a strong understanding of business operations in general.

Under the heading “Proposal 1. Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly traded companies, together with the qualifications, experience, key attributes and skills the Nominating and Corporate Governance Committee and the Board believe will best serve the interests of the Board, the Company and our stockholders.

DIVERSITY

Our Corporate Governance Principles specify that the Nominating and Corporate Governance Committee should consider the value of diversity on the Board in the director nominee identification and nomination process. While the Company does not have a specific policy regarding diversity, the Nominating and Corporate Governance Committee is responsible for recommending measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity. The Nominating and Corporate Governance Committee’s evaluation of director nominees and the Board as a whole includes the diversity of personal and professional experiences, opinions, perspectives, backgrounds, genders, ages and ethnicities. The Nominating and Corporate Governance Committee believes that a diverse board strengthens Board performance and better positions the Board to make thoughtful decisions. Accordingly, the Nominating and Corporate Governance Committee strives to select nominees with complementary and diverse skills, backgrounds and experiences. The Nominating and Corporate Governance Committee will assess the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and Nominating and Corporate Governance Committee’s self-evaluation process.

SUCCESSION PLANNING

The Nominating and Corporate Governance Committee regularly reviews the size and composition of the Board, which includes identifying measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity, and recommends opportunities for adding diversity to the Board. While the Nominating and Corporate Governance Committee performs the initial review of the succession plans and makes recommendations to the Board as necessary, the entire Board has the primary responsibility for Board and committee succession planning and has developed both long-term and contingency plans.

MYR GROUP INC. | 2018 PROXY STATEMENT

PROPOSAL 1. ELECTION OF DIRECTORS

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

The Board currently consists of ten directors. The directors are divided into three classes, designated as Class I, Class II and Class III. The term for each class expires at the conclusion of a three-year term. At the 2018 Annual Meeting, the Class II directors are standing for election.

The Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, the nominations of Donald C.I. Lucky and Maurice E. Moore, each for a term ending at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) or until his successor has been chosen and qualified. Current Class II director Jack L. Alexander announced his retirement effective April 1, 2018, and therefore is not standing for reelection to the Board. Accordingly, in connection with Mr. Alexander’s retirement, the Board determined that it would decrease the Board size from ten to nine directors effective April 1, 2018.

Each of the nominees was chosen by the Board to be a director because the Board and the Nominating and Corporate Governance Committee believe that his qualifications, experience, background and skills, taken together, demonstrate his capacity to make a continuing meaningful contribution to the Board’s oversight of the business and affairs of the Company. Accordingly, the Board believes that the continued service of each of the nominees on the Board will serve the best interests of the Company and all of its stockholders.

If any nominee should be unavailable to serve due to an unanticipated event, the Board may designate another person as a substitute nominee or, in accordance with our By-Laws, act to reduce the number of directors. If the Board substitutes another nominee, the shares represented by your proxy card will be voted for the substitute nominee. None of the nominees are related to another or to any other director or executive officer of MYR Group or its subsidiaries by blood, marriage or adoption.

VOTE REQUIRED

Our By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR or AGAINST, but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election in an uncontested election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.

In a contested election, where the number of director nominees exceeds the number of directors to be elected, a plurality vote standard will apply, and the director nominees who receive the most FOR votes will be elected.

In this election, because the number of director nominees does not exceed the number of directors to be elected, the election of directors at the 2018 Annual Meeting will not be a contested election. As a result, each of the nominees will be elected if the number of shares voted for such nominee’s election exceeds 50% of the number of votes cast on the issue of such nominee’s election (including votes FOR or AGAINST, but excluding any votes to ABSTAIN or broker non-votes).

If you return a proxy card without giving specific voting instructions, then your shares will be voted FOR the election of nominees.

MYR GROUP INC. | 2018 PROXY STATEMENT

2018 DIRECTOR NOMINEES

The following is information as of March 1, 2018, regarding each director who is up for election at the 2018 Annual Meeting.

Donald C.I. Lucky

					Committee Membership
Age	Director Since	Independent	Nominated for Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
55	2015	Yes	II	0		☑	☑	100%

Mr. Lucky is a construction attorney and Managing Partner at the century-old Alberta-based law firm of Reynolds Mirth Richards & Farmer LLP, where he has practiced since 1988. He has advised contractors and owners in major power projects, including oil and gas, solar, wind and carbon capture, engineer procurement and construction (“EPC”) mega projects and more than 80 public-private finance infrastructure projects (hospitals, penitentiaries, water treatment and transportation) throughout Canada, the United States and Australia. Mr. Lucky has appeared as counsel at all levels of the Courts of Alberta and the Northwest Territories and in mediations and arbitrations as counsel and adjudicator. In addition to his practice of law, he taught Construction Law at the University of Alberta from 2002 to 2015 and has received numerous industry awards and recognitions in the area of construction law and otherwise, including being inducted into the Canadian College of Construction Lawyers in 2009. Mr. Lucky obtained his Bachelor of Commerce and Bachelor of Law degrees from the University of Alberta, and his Masters of Law degree from the University of Cambridge.

Qualifications, Experience, Key Attributes and Skills:

Throughout his career as an attorney in the construction industry, Mr. Lucky has demonstrated a detailed understanding of the legal issues and risks of our current and expanding markets. Mr. Lucky’s perspective as an academic and his involvement in various energy projects in multiple countries provides the Board with valuable new ideas and perspectives. Mr. Lucky’s experience in the construction industry, along with the wealth of knowledge he has gained through advocating for contractors, gives the Board and the Compensation and Nominating and Corporate Governance committees significant insight for our strategic planning as well as an understanding and awareness of the Company’s opportunities and challenges.

Maurice E. Moore

					Committee Membership
Age	Director Since	Independent	Nominated for Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
67	2010	Yes	II	0	☑		☑	100%

Mr. Moore has over 30 years of experience in banking, leasing and project financing, and in providing financial advisory services to the electric utility and renewable energy industries. Since 2009, Mr. Moore has served as Managing Director of Primus Financial Group, LLC, a company that he founded, which provides asset and lease financial advisory services to major U.S. commercial banks and companies engaged in the renewable energy business. From 2006 to 2009, Mr. Moore served in senior leadership roles with Chase Equipment Leasing, Inc., a division of JP Morgan Chase, offering a variety of financing and lease solutions to help businesses acquire the equipment needed for daily operations. From 1986 to 2005, Mr. Moore served in various roles, including senior leadership roles, with JP Morgan Capital Corporation and its predecessor companies. Prior to serving on the Board, Mr. Moore served on the boards for West Suburban Medical Center and Community Chest of Oak Park & River Forest, Illinois, and was formerly Finance Advisory Committee Chairman for Oak Park & River Forest High School in Illinois. Mr. Moore earned a Bachelor of Science degree in civil engineering from Brown University and a Master of Business Administration degree from Harvard Business School.

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Qualifications, Experience, Key Attributes and Skills:

Mr. Moore has substantial leadership, financial services and capital expenditures experience, and has advised a variety of clients engaged in energy and renewable energy markets. His skills in originating, negotiating and financing large capital projects serve as a guiding force concerning our capital investment and expenditure plans. In addition, his financial advisory involvement in the renewable energy space provides a diverse range of insight that contributes to the Board’s understanding of the markets in which we operate. Mr. Moore’s business acumen and participation on the Audit and Nominating and Corporate Governance committees helps to broaden our exposure and understanding of successful financial practices and growth strategies.

MYR GROUP INC. | 2018 PROXY STATEMENT

CLASS I AND CLASS III DIRECTORS

The following is information as of March 1, 2018 regarding Class I and Class III directors.

CLASS I DIRECTORS

Henry W. Fayne

					Committee Membership
Age	Director Since	Independent	Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
71	2007	Yes	I	0	☑			95%

Mr. Fayne has more than 30 years of experience with American Electric Power (“AEP”), an electric utility company servicing five million customers in 11 states. During his tenure from 1974 to 2004, he held senior positions in both finance and operations. Mr. Fayne last served as Executive Vice President of Energy Services and was responsible for transmission, distribution and customer relations operations for the AEP system, which employed approximately 15,000 line workers. He also served as Chief Financial Officer and Executive Vice President — Financial Services and was responsible for financial planning and budgeting, risk management, internal audits, accounting and treasury functions. After retiring from AEP in 2004, Mr. Fayne began providing advisory and consulting services to various companies, including Century Aluminum Company. In addition to serving on our Board, Mr. Fayne currently serves as chairman of the board of directors for Southwest Generation, LLC, a privately held gas-fired generating company; director and chairman of the Audit Committee of the board of directors for Murray Energy Corporation, a privately held coal mining company; and serves as a director and chairman of the Audit Committee of Summit Utilities Inc., a privately held gas distribution company. Mr. Fayne holds a Bachelor of Arts degree in economics from Columbia College of Columbia University and a Master of Business Administration degree from the Columbia Business School.

Qualifications, Experience, Key Attributes and Skills:

With over 35 years of total industry experience, Mr. Fayne’s extensive background in financial planning, budgeting, risk management and operational experience with AEP combine to provide extremely relevant insight and guidance related to our primary operations. His substantial executive leadership expertise and consulting experience are directly relevant to our operations and activities as well as to his service on our Audit Committee, and help aid the Board’s strategic and high-level planning as well as the Board’s understanding of our customers and competitors. Mr. Fayne’s participation on a variety of private company boards provides him with a well-rounded perspective to further enhance the Board’s understanding of the industry.

Kenneth M. Hartwick

					Committee Membership
Age	Director Since	Independent	Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
55	2015	Yes	I	1	☑			100%

Since 2016, Mr. Hartwick has served as Senior Vice President of Finance, Strategy, Risk & Chief Financial Officer for Ontario Power Generation, a provincial owner of power generation in Ontario, Canada. From February 2015 to March 2016, Mr. Hartwick served as the Chief Financial Officer of Wellspring Financial Corporation, a Canadian sales financing company. Prior to joining Wellspring Financial Corporation, Mr. Hartwick served for ten years as Director, President and Chief Executive Officer of Just Energy Group Inc., an integrated retailer of commodity products. At Just Energy Group, Inc., his role included putting in place a broad set of financing arrangements for growth in North America and the United Kingdom and the expansion of the sales organization across these locations.

MYR GROUP INC. | 2018 PROXY STATEMENT

Prior to that, Mr. Hartwick held a variety of senior executive roles, gaining an extensive financial background in the energy, consumer products and capital markets areas, including the positions of Chief Executive Officer and Chief Financial Officer at Just Energy Group, Inc., Chief Financial Officer at Hydro One, Inc. and a partner at Ernst & Young LLP. In each of these roles, Mr. Hartwick participated in the expansion and growth of the businesses and the establishment of financial platforms to support that growth. Mr. Hartwick currently serves on the Board of Directors of Spark Energy, Inc., a publicly-traded retail energy services company. From October 2004 to March of 2016, Mr. Hartwick served on the Board of Directors of Atlantic Power Corporation, a publicly-traded power generation company in the United States and Canada. From 2014 through 2016, Mr. Hartwick served on the Board of Governors for Trent University, his alma mater. Mr. Hartwick earned his Honors of Business Administration Degree from Trent University, Peterborough, Ontario and is a Certified Public Accountant.

Qualifications, Experience, Key Attributes and Skills:

Through Mr. Hartwick’s senior executive positions, including the roles of chief executive officer and chief financial officer, he brings leadership, risk management, and strategic planning experience to the Board and Audit Committee. Mr. Hartwick’s in-depth knowledge of financing initiatives as a senior executive in North American markets provides the Board with proficiencies to support business development, growth strategies and expenditure plans. Mr. Hartwick’s experience as a director of other publicly-traded companies enables him to provide insights into a variety of strategic planning, risk management, compensation, finance and governance practices. Mr. Hartwick’s leadership in the energy industry and financial sector make him a valued advisor and highly qualified to serve on our Board and Audit Committee.

Gary R. Johnson

					Committee Membership
Age	Director Since	Independent	Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
71	2007	Independent Lead Director	I	0		☑	Chair	100%

Most recently, Mr. Johnson was Vice President and General Counsel of Xcel Energy and its wholly-owned subsidiary, Northern States Power Company. Xcel Energy, through its subsidiaries, is a leading electric and natural gas utility company offering a comprehensive portfolio of energy-related products and services to customers throughout the western and midwestern United States. Mr. Johnson occupied this position from 2000 until his retirement in 2007. From 1989 to 2000, Mr. Johnson was Vice President and General Counsel of Northern States Power Company, the predecessor to Xcel Energy. He holds a bachelor’s degree in history from the University of Minnesota and a Master of Public Administration degree from the Ohio State University. Mr. Johnson is a graduate of the University of Minnesota Law School.

Qualifications, Experience, Key Attributes and Skills:

Through his distinguished career as an executive officer and general counsel at Xcel Energy and Northern States Power Company, Mr. Johnson gained a broad understanding of the business, industry, legal issues and regulatory landscape of the electrical utility industry. Serving as the Independent Lead Director, as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee, Mr. Johnson uses his vast knowledge to provide a valuable perspective that assists in the understanding of current legal and regulatory issues facing our Company and the industry.

MYR GROUP INC. | 2018 PROXY STATEMENT

CLASS III DIRECTORS

Larry F. Altenbaumer

					Committee Membership
Age	Director Since	Independent	Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
69	2006	Yes	III	0		Chair		94%

Mr. Altenbaumer has over 40 years of experience in the energy industry. Since 2004, he has served as an independent consultant providing services to several organizations both inside and outside the energy industry. From 2005 to 2014, he served as an advisor to ArcLight Capital Partners, LLC (“ArcLight”), a private equity firm that has invested approximately $19 billion in energy infrastructure assets. Mr. Altenbaumer retired from Illinois Power Company (“Illinois Power”), an electric and natural gas utility, in 2004 after nearly 34 years of service. He served as President of Illinois Power from 1999 until his retirement in 2004, and served in various financial leadership positions before that, including Treasurer, Controller and Chief Financial Officer. During his tenure with Illinois Power, Mr. Altenbaumer also served as Executive Vice President for Regulated Delivery for Dynegy, Inc. (“Dynegy”), a wholesale power, capacity and ancillary service provider. Illinois Power became a subsidiary of Dynegy in 2000 in a transaction led by Mr. Altenbaumer for Illinois Power. Since 2005, he has served as an independent director and currently serves as Vice Chair for the Southwest Power Pool, a Federal Energy Regulation Commission (“FERC”) approved regional transmission organization covering portions of fourteen states. Since 2014, he has served as a director for Summit Utilities, a privately-held holding company that owns and operates natural gas distribution companies in Colorado, Missouri, Maine, Arkansas and Oklahoma. In 2017, he stepped down from four years of serving as the President of the Economic Development Corporation and Macon County and then as its Executive Director of the Midwest Inland Port, a regional economic development initiative based in Decatur, Illinois. He is currently chair of the board of Illinois Health and Science Corporation, a not-for-profit corporation whose principal subsidiary is Decatur Memorial Hospital. Mr. Altenbaumer received a Bachelor’s Degree in electrical engineering and computer science from the University of Illinois in 1970.

Qualifications, Experience, Key Attributes and Skills:

Mr. Altenbaumer’s long record of achievement in various leadership positions at Illinois Power, including President, enables him to provide valuable insight into key aspects of successfully managing our day-to-day business and management operations. This experience and his current position as a director of the Southwest Power Pool and a member of its Human Resources Committee and Finance Committee support his role as Chairman of the Compensation Committee. His executive management roles, knowledge of our customers and competitors and range of consulting experience both inside and outside of the energy industry strengthen Mr. Altenbaumer’s ability to provide strategic leadership to help us better position ourselves for future growth and success. In addition, Mr. Altenbaumer’s board service for the Southwest Power Pool, along with the nature of his activity in support of several ArcLight portfolio companies, provide him with relevant expertise in areas related to corporate governance issues affecting U.S. publicly traded companies and arm him with a wide base of knowledge related to his Chairmanship of the Compensation Committee.

Bradley T. Favreau

					Committee Membership
Age	Director Since	Independent	Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
34	2016	Yes	III	1		☑		94%

Mr. Favreau currently serves as Partner at Engine Capital Management, LLC (“Engine Capital Management”), which serves as the investment manager to value-oriented special situations funds that

MYR GROUP INC. | 2018 PROXY STATEMENT

invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital Management since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital Management, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG. Mr. Favreau received a Master of Business Administration from Columbia Business School and a Bachelor of Science degree from the Kelley School of Business at Indiana University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Favreau’s experience at an investment firm with investments in a broad range of industries provides the Board with additional financial and operational expertise. Such knowledge assists our Company to position itself for future growth and allocate capital effectively. Mr. Favreau’s experiences as a director and member of the Audit Committee of RDM Corporation and as a consultant at HUSCO International offer the Board additional awareness and perspectives for the Company’s oversight and risk management functions. Mr. Favreau, with his financial background and experience serving on another board of directors, has proven to be a valuable asset to the Board and the Compensation Committee.

William A. Koertner

					Committee Membership
Age	Director Since	Independent	Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
68	2007	No	III	0				100%

Mr. Koertner served as President and CEO of MYR Group from December 2003 until January 1, 2017 and continues to serve as the Executive Chairman. Mr. Koertner joined MYR Group in 1998 as Senior Vice President, Treasurer and Chief Financial Officer, responsible for all financial functions including accounting, treasury, risk management and management information systems operations. Prior to joining MYR Group, Mr. Koertner served as Chief Financial Officer for Central Illinois Public Service Company from 1995 to 1998 and President and Chief Executive Officer of CIPSCO Investment Company (“CIPSCO”) from 1995 to 1998 as well. CIPSCO manages nonutility investments and provides investment management services for affiliates. Mr. Koertner holds a Bachelor of Science degree in finance from Northern Illinois University and a Masters of Business Administration degree from the University of Illinois.

Qualifications, Experience, Key Attributes and Skills:

Through Mr. Koertner’s tenure as an executive officer of the Company, he gained an in-depth understanding of our day-to-day operations that provides him a sound basis for continued leadership of the Board. His leadership of the Board has been instrumental in setting our business goals and creating a culture of good corporate governance that has contributed greatly to the growth and success of the Company. Mr. Koertner is a leader in our industry in the area of safety and he was instrumental in the creation of the OSHA Electrical Transmission and Distribution Strategic Partnership in 2004 and served as the first chairman of its executive committee. Mr. Koertner possesses an expert understanding of financial, accounting and treasury practices, which allows him to provide sound guidance to the Board regarding growth strategies and management of the Company.

MYR GROUP INC. | 2018 PROXY STATEMENT

William D. Patterson

					Committee Membership
Age	Director Since	Independent	Class	Other Public Directorships	Audit	Comp	NCG	Meeting Attendance
63	2007	Yes	III	0	Chair			100%

Mr. Patterson is a retired water utility executive that is currently engaged in not-for-profit and philanthropic activities. From 2010 through 2016, Mr. Patterson provided advisory and consulting services to utilities through EnSTAR Management Corporation, a company that he founded. In 2010, Mr. Patterson retired from American Water Works Company Inc. (“American Water Works”), the largest investor-owned U.S. water and wastewater utility company. From 2009 until his retirement in 2010, Mr. Patterson served as Senior Vice President of Corporate and Business Development for American Water Works. From 2005 to 2008, Mr. Patterson served as Senior Vice President and Chief Financial Officer of Pennichuck Corporation, an investor-owned water utility holding company. From 2003 to 2005, he served as an executive advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. His experience also includes nearly 20 years of work within the investment banking industry, serving in senior positions at E.F. Hutton, Shearson Lehman and Smith Barney, where he was managing director and co-head of the corporate finance department’s regulated utilities practice. Mr. Patterson earned his Bachelor of Science degree in civil engineering from Princeton University, graduating summa cum laude. He earned his Master of Business Administration degree in finance and accounting from the University of Chicago Booth School of Business.

Qualifications, Experience, Key Attributes and Skills:

Mr. Patterson is a financial executive and expert with 30 years of experience primarily serving the regulated utility and energy/utility infrastructure markets. Mr. Patterson brings a broad-based track record of success as a banker, investor and advisor and has held senior management and independent director positions for both public and private companies. His service as a senior executive for various companies in the utility industry provides him with an unparalleled understanding and awareness of our markets and a valuable perspective in the review and analysis of financial statements and results, all of which makes Mr. Patterson highly qualified to serve as the Chairman of the Audit Committee.

MYR GROUP INC. | 2018 PROXY STATEMENT

DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain directors and to compensate such directors for their service on the Board in amounts that are commensurate with their Board and committee responsibilities. The Compensation Committee reviews director compensation periodically and recommends changes to the Board when it deems them appropriate. The Compensation Committee and the Board consider analyses prepared by Mercer, the Compensation Committee’s independent executive and director compensation consultant, of reported director compensation practices at our peer companies and generally seek to target our directors’ total compensation (defined as total cash compensation and total equity compensation) at or near the median total compensation of the directors of our peers.

In October of 2016, at the request of our Compensation Committee, Mercer performed and presented to the Compensation Committee a study of reported non-employee director compensation practices (the “2016 Mercer Non-Employee Director Compensation Study”). The 2016 Mercer Non-Employee Director Compensation Study included comparisons of our non-employee director compensation to a peer group of companies, which assisted the Compensation Committee with designing our non-employee director compensation program for 2017 to be competitive with the group and our markets.

According to the 2016 Mercer Non-Employee Director Compensation Study, total cash compensation compared to a group of our peers was below the 50th percentile and annual equity compensation was near the 50th percentile, which resulted in total direct compensation below the 50th percentile. The 2016 Mercer Non-Employee Director Compensation Study made the following recommendations for our non-employee directors:

•	increase the annual retainer from $57,000 to $80,000, with such retainer to continue to include seven in-person Board meetings and ten telephonic Board meetings;
•	eliminate committee meeting fees;
•	continue to pay cash compensation of $2,000 for attendance in-person and $1,000 for attendance telephonically for each meeting for attendance above the number of Board meetings included in the annual retainer;
•	increase the compensation for the chairperson of the Audit Committee to $15,000 and continue to pay $10,000 for the chairperson of the Compensation Committee and $5,000 for the chairperson of the Nominating and Corporate Governance Committee; and
•	increase annual equity compensation from $75,000 to $85,000.

The Compensation Committee considered the 2016 Mercer Non-Employee Director Compensation Study and recommended to the Board, and the Board approved, the following non-employee director compensation for 2017:

•	an annual retainer of $80,000, with such amount to include seven in-person Board meetings and ten telephonic Board meetings;
•	additional cash compensation of $2,000 for each meeting attended in person and $1,000 for each meeting attended telephonically for attendance above the number of Board meetings included in the retainer;
•	an additional $12,500 annually for each chairperson of the Audit and Compensation Committees and an additional $5,000 annually for the chairperson of the Nominating and Corporate Governance Committee;
•	equity compensation in the form of time-based restricted stock units with a value of approximately $75,000 with each grant vesting ratably over a three-year period. Vesting of these time-based restricted stock units may be accelerated upon a change in control, as

MYR GROUP INC. | 2018 PROXY STATEMENT

defined in the 2017 Long-Term Incentive Plan (the “2017 LTIP”), and will be accelerated should the non-employee director resign from the Board during the vesting period, provided that such resignation is not due to the director’s breach of his fiduciary duty; and
•	reimbursement for reasonable costs and expenses incurred in connection with attendance at Board and committee meetings.

2017 Director Compensation Table

The following table sets forth the compensation earned by each of our directors for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Jack L. Alexander	90,000	74,973	164,973
Larry F. Altenbaumer	103,500	74,973	178,473
Bradley T. Favreau	87,000	74,973	161,973
Henry W. Fayne	87,000	74,973	161,973
Kenneth M. Hartwick	90,000	74,973	164,973
Gary R. Johnson	96,000	74,973	170,973
William A. Koertner(4)	355,096	74,973	430,069
Donald C.I. Lucky	87,000	74,973	161,973
Maurice E. Moore	91,000	74,973	165,973
William D. Patterson	102,500	74,973	177,473
(1)	Our non-employee directors have the option of receiving between 10% and 60% of their annual retainer in the form of our common stock. The amounts in this column include the cash equivalent of the stock received by a director making this election. In 2017, Mr. Johnson received 662 shares of stock as a portion of his annual retainer.
(2)	Each director was awarded 2,238 shares of restricted stock units on May 4, 2017. The amounts in this column represent the aggregate grant date fair value of those awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The awards vest ratably over three years. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our 2017 Annual Report on Form 10-K.
(3)	Messrs. Alexander, Altenbaumer, Fayne, Johnson, Moore and Patterson each held 2,833 shares of unvested restricted stock, Mr. Favreau held 1,981 shares of unvested restricted stock, Messrs. Alexander, Altenbaumer, Favreau, Fayne, Hartwick, Johnson, Lucky, Moore and Patterson each held 2,238 shares of unvested restricted stock units, and Mr. Hartwick and Mr. Lucky each held 2,615 shares of unvested phantom stock units as of December 31, 2017.
(4)	Mr. Koertner stepped down as President and CEO effective January 1, 2017 and continues to be an employee and serves as the Executive Chairman. In 2017, as an employee and Executive Chairman, Mr. Koertner received a salary. As of December 31, 2017 Mr. Koertner held 20,463 shares of unvested restricted stock, 2,238 shares of unvested restricted stock units, 94,958 vested stock options and 24,680 unvested performance shares, at target.

MYR GROUP INC. | 2018 PROXY STATEMENT

Director Stock Ownership

The Board has established stock ownership guidelines for our directors to reinforce the importance of aligning the interests of our directors and stockholders. The guidelines generally require directors to meet an equity ownership level with a value equal to or greater than four times the annual retainer within five years from the date the director was appointed to the Board. A director has three years to meet an incremental increase in the minimum stock ownership level caused by an increase in the annual retainer. We have adopted retention requirements with respect to these stock ownership guidelines whereby directors are expected to retain net shares received through an exercise of stock options or the vesting of restricted stock, restricted stock units or phantom stock units if they have not satisfied the required equity ownership level.

The following table sets forth each director’s ownership as of March 6, 2018 for stock ownership guidelines purposes:

Name	Share Ownership(1)	Market Value ($)(2)	Ownership Guideline	Current Ownership Multiple
Jack L. Alexander	14,457	632,783	4.0×	7.9×
Larry F. Altenbaumer	17,229	754,113	4.0×	9.4×
Bradley T. Favreau(3)	991	43,376	4.0×	0.5×
Henry W. Fayne	19,414	849,751	4.0×	10.6×
Kenneth M. Hartwick(4)	3,259	142,646	4.0×	1.8×
Gary R. Johnson	18,931	828,610	4.0×	10.4×
William A. Koertner(5)	340,757	14,914,934	4.0×	186.4%
Donald C.I. Lucky(4)	2,259	98,876	4.0×	1.2×
Maurice E. Moore	17,055	746,497	4.0×	9.3×
William D. Patterson	17,619	771,184	4.0×	9.6×
(1)	The amounts in this column were calculated in accordance with the stock ownership guidelines and exclude unvested restricted stock, phantom stock units and restricted stock units.
(2)	The amounts in this column were calculated in accordance with the stock ownership guidelines based on the highest reported share price for the year ended December 31, 2017 of $43.77.
(3)	Mr. Favreau’s appointment to the Board was effective on April 28, 2016.
(4)	Mr. Hartwick’s and Mr. Lucky’s appointments to the Board were effective on July 29, 2015.
(5)	Mr. Koertner stepped down as President and CEO effective January 1, 2017 and continues to be an employee and serves as the Executive Chairman.

Insider Trading Policy

Our insider trading policy, among other things, prohibits our directors from hedging the economic risk of their stock ownership, holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. The policy also prohibits trading in our securities outside of specified window periods and without pre-clearance.

MYR GROUP INC. | 2018 PROXY STATEMENT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and persons who own more than 10% of our common stock to report their ownership of our common stock and changes in that ownership.

We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and any written representations from reporting persons that all reportable transactions were reported. Based solely on that review, we believe that during the fiscal year ended December 31, 2017, all filings required of our executive officers and directors were timely made in accordance with the Exchange Act except for one Form 3, which was inadvertently filed late by the Company on January 13, 2017 on behalf of Jeffrey J. Waneka.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have a written policy and procedures for the review, approval and ratification of transactions with related persons, which have been adopted by the Board. Under our policy, the definition of related persons includes, among others, any person who is or was, during the last fiscal year, an executive officer, director or nominee for director of the Company, any stockholder owning more than 5% of any class of our voting securities, or an immediate family member of any such person.

It is the policy of the Company to prohibit related person transactions unless the Company’s Audit Committee has determined in advance of the Company or a subsidiary entering into the transaction that it will be conducted on terms that are fair to the Company or the subsidiary and the transaction is in the best interests of the Company or the subsidiary.

Pursuant to our policy, there were no reported transactions in 2017 that qualified as a related person transaction. As a result, no reported transaction was referred to the Audit Committee or any other committee of the Board for review and no related person transaction was required to be disclosed in the Company’s filings.

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COMPENSATION COMMITTEE MATTERS

COMMITTEE INDEPENDENCE AND RESPONSIBILITIES

The Board established the standing Compensation Committee in accordance with our By-Laws. The Board has determined that each member of the Compensation Committee qualifies as an “independent” director as defined under the Nasdaq rules, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee firmly believes that the compensation of our executive officers should emphasize paying for performance that contributes to our success while encouraging behavior that is in our stockholders’ long-term best interests. The Compensation Committee is responsible for assisting the Board in overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. To represent and assist the Board in its oversight of the Company’s compensation practices and under its charter, the Compensation Committee performs, among others, the following tasks:

•	reviews and recommends changes to the Company’s executive compensation philosophy, general compensation programs and executive benefit plans, including incentive-compensation programs and equity-based plans;
•	reviews and recommends any changes to the goals and objectives of the Company’s executive compensation plans;
•	evaluates annually the performance of executive officers in light of the goals and objectives of the Company’s executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels of executive officers based on this evaluation;
•	evaluates the appropriate level of compensation for Board and committee service on our Board and determines and approves, or recommends to the Board for its approval, the level of compensation for such service;
•	establishes and reviews stock ownership guidelines for directors and officers;
•	oversees management succession, in accordance with the Board’s Corporate Governance Principles; and
•	reviews and recommends to the Board the frequency with which the Company will conduct Say-on-Pay Votes and reviews and approves proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement.

The “Compensation Discussion and Analysis” included in this Proxy Statement goes into further detail about the Compensation Committee’s processes for determining the appropriate levels of compensation for named executive officers and directors.

COMPENSATION CONSULTANTS

In order to fulfill its duties, the Compensation Committee has the authority to retain, at the Company’s expense, its own advisors and compensation consultants and to approve their compensation. These external compensation consultants provide the Compensation Committee with guidance on compensation trends, program designs and market research and advice and recommendations on both executive and director compensation. They also help evaluate the competitive position of executive officers’ and directors’ compensation, and provide advice on incentive award programs. Their findings are discussed in more detail in the “Compensation Discussion and Analysis.”

Compensation consultants are engaged by and report directly to the Compensation Committee on executive compensation matters and meet separately with the Compensation Committee outside the

MYR GROUP INC. | 2018 PROXY STATEMENT

presence of management. Interaction between the compensation consultants and management is generally limited to providing necessary information and data.

The Compensation Committee retained Mercer to serve as its compensation consultant. The Compensation Committee reviewed the independence of Mercer’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisers. Following its review, the Compensation Committee concluded that Mercer had no conflicts of interest, and could provide the Compensation Committee with objective and independent executive compensation advice.

COMPENSATION RISK ASSESSMENT

In reviewing and approving compensation programs, the Compensation Committee considers whether the programs are likely to promote risk-taking behavior that could adversely affect the Company. The Compensation Committee has designed the Company’s compensation programs, including the Company’s incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated into our programs available for our executive officers:

•	A Balanced Mix of Compensation Components — The target compensation mix for the Company’s executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•	Multiple Performance Metrics — The Company’s incentive compensation plans use multiple Company-wide metrics, which encourage retention of executives and focus on the achievement of objectives for the overall benefit of the Company. The incentive compensation granted under the plans in 2017 included:
º	Annual cash incentive compensation that was dependent on multiple performance metrics, including pre-tax income and safety performance.
º	Forty percent of the long-term incentive compensation in the form of time-based restricted stock with three-year ratable vesting.
º	Sixty percent of the long-term incentive compensation in the form of performance shares that will cliff-vest on December 31, 2019 and were allocated between shares that will pay out based on the performance measures of return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) as compared to a group of peer companies.
•	Capped Incentive Awards — Annual cash incentive awards are capped at 160% of salary for our CEO and lesser amounts for our other executive officers. The number of performance shares that can be earned is capped at 200% of target for all executive officers.
•	Clawback Provisions — Long-term incentive award agreements contain clawback provisions, which make all such equity awards subject to the Company’s right to recover the award in the event that it is determined that a participant has engaged in conduct that contributed to any material restatement of our earnings.
•	Stock Ownership Guidelines — Stock ownership guidelines call for significant share ownership for our executive officers.
•	Stock Retention Policy — Executive officers are expected to retain the net shares received through an exercise of stock options and the vesting of restricted stock and performance shares if they have not reached the applicable stock ownership guidelines.

MYR GROUP INC. | 2018 PROXY STATEMENT

•	Anti-hedging and Pledging Policy — Executive officers are expected to comply with our insider trading policy that prohibits our executive officers from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.

The Compensation Committee annually performs an assessment of compensation-related risks for all of our compensation policies and programs. These assessments include a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the discretion provided in the oversight of these programs. Periodically, the Compensation Committee retains outside consultants to assist in these assessments. After its review in 2017, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In the event that the Company’s risk profile was to change, the Compensation Committee would consider appropriate adjustments in policies and practices.

COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2017

The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in our Proxy Statement to be filed with the SEC in connection with our 2018 Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (“2017 Form 10-K”).

Compensation Committee:	Larry F. Altenbaumer, Chair Jack L. Alexander Bradley T. Favreau Gary R. Johnson Donald C.I. Lucky

The information contained in the above Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

MYR GROUP INC. | 2018 PROXY STATEMENT

LETTER FROM OUR COMPENSATION COMMITTEE

Dear Fellow Stockholder,

The Compensation Committee would like to thank Jack Alexander for his ten years of service on our Board and for his valuable role as one of the Board’s leading advocates for safety. We wish him the best in his retirement beginning April 1, 2018.

The Compensation Committee believes that the design of its compensation programs is an important driver of stockholder value creation at MYR Group by helping us attract, retain and incentivize quality talent. These programs reward success when the management team’s efforts build stockholder value and limit compensation when our performance expectations are not met. We believe that the pay of our executive officers should be linked to our long-term performance; thus, our compensation programs are designed to reward strong financial performance and safe operations. In 2017, we demonstrated our commitment to this pay-for-performance philosophy. While we exceeded our target safety performance goals, we did not meet our financial performance goals. Consequently, the Compensation Committee exercised its negative discretion under our Senior Management Incentive Plan and made no short-term incentive awards to our named executive officers for financial or safety performance in 2017.

The Compensation Committee annually reviews the performance metrics and the equity compensation vehicles used in our long-term equity compensation program to ensure they are aligned with the goals we believe will drive stockholder value. Following our analysis for 2017, we continued to use the financial performance metric of return on invested capital and the market-based metric of relative total stockholder return. We believe these metrics align the long-term equity compensation opportunities of our executive officers with stockholder value creation. In addition to this focus on long-term value, we also provide short-term incentives to employees for both financial and safety performance.

We recognize that our employees are our most important asset and we offer extensive training and professional development programs for all employees to provide them with opportunities for meaningful career paths. We have designed our compensation programs to incentivize and reward employees at all levels within the organization for their contributions to both our short-term and long-term performance.

In addition to our annual “say-on-pay” proposal, we welcome our stockholders to provide feedback on our executive compensation programs, as we believe these conversations have and will continue to improve our programs. With the positive responses to our “say-on-pay” votes over recent years and based on our annual review of best practices with our independent compensation consultant, we have maintained our fundamental compensation programs and structures. Through these review processes and stockholder feedback, we continue to endeavor to improve these programs with the objective of improving stockholder value.

On behalf of the Compensation Committee,

Larry F. Altenbaumer
Chair of the Compensation Committee

MYR GROUP INC. | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, principles and material components of our executive officer compensation program for named executive officers.

Named Executive Officers

Our named executive officers for 2017 were as follows:

Name	Title
Richard S. Swartz, Jr.	President and CEO
Betty R. Johnson	Senior Vice President, Chief Financial Officer and Treasurer
Tod M. Cooper	Senior Vice President and Chief Operating Officer — Transmission & Distribution
Gerald B. Engen, Jr.	Senior Vice President, Chief Legal Officer and Secretary
Jeffrey J. Waneka	Senior Vice President and Chief Operating Officer — Commercial & Industrial

2017 Company Performance

MYR Group is a holding company of specialty electrical construction service providers that was established through the merger of long-standing specialty contractors. Through our subsidiaries, we serve the electrical utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada and have the experience and expertise to complete electrical installations of any type and size. Our Transmission and Distribution (“T&D”) segment provides comprehensive services on electric transmission and distribution networks and substation facilities including design, engineering, procurement, construction, upgrade, maintenance and repair services. Our T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Our Commercial and Industrial (“C&I”) segment provides electrical contracting services including the design, installation, maintenance and repair of commercial and industrial wiring, installation of traffic networks and the installation of bridge, roadway and tunnel lighting for general contractors, facility owners, local governments and developers.

In 2017, we recorded record revenues of $1.403 billion, an increase of 22.8 percent from 2016. Our net income in 2017 was $21.2 million, which included a net Tax Act benefit of $7.8 million, compared to $21.4 million in 2016. We ended 2017 with our backlog at $679.1 million compared to $688.8 million at the end of 2016.

Pay For Performance

We have designed our compensation programs to reward our key executive officers for their contributions to our short-term and long-term performance and to be competitive with programs offered by companies with which we compete for executive officer talent. We believe that the pay of our named executive officers should be directly linked to performance; thus our compensation programs are designed to reward strong financial performance and safe operations. In 2017, while exceeding our targets for safety performance, we did not meet our threshold financial performance. Consequently, consistent with our pay-for-performance practice, the Compensation Committee exercised its negative discretion under the Senior Management Incentive Plan (amended and restated as of May 1, 2014) (the “SMIP”) and did not award short-term cash bonuses to our named executive officers.

MYR GROUP INC. | 2018 PROXY STATEMENT

KEY FEATURES OF OUR COMPENSATION

We adhere to executive compensation best practices

☑	Competitive Pay. We provide our executive officers with total compensation opportunities at levels that are competitive with our peer companies, and we reward outstanding performance and the achievement of strategic goals.
☑	Capped Incentive Awards. Annual cash incentive awards are capped at 160% of target for our CEO and lesser amounts for our other named executive officers and the number of performance shares that can be earned is capped at 200% of target for all named executive officers.
☑	Independent Compensation Consultant. Our Compensation Committee has engaged its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation programs and pay levels.
☑	Peer Companies. We conduct a rigorous peer group assessment and maintain a peer group that provides a valuable comparison for compensation decisions.
☑	Clawback Policy. Long-term incentive award agreements contain clawback provisions, which makes all such equity awards subject to the Company’s right to recover the award in the event that it is determined that a participant has engaged in conduct that contributed to any material restatement of our earnings.
☑	Risk Assessment. The Compensation Committee performed a risk assessment and determined that no element of our compensation programs was reasonably likely to have a material adverse effect on our Company.

What we do to align executive compensation with the interests of our stockholders	What we don’t do

☑

Pay for Performance.  We grant equity awards that provide a mix of retention-based awards and awards that will reward our executives for the achievement of long-term performance goals that are intended to maximize stockholder value.

⊗

No Hedging and Pledging.  We have an insider trading policy that prohibits our named executive officers from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.

☑

“Say on Pay”.  We annually put our named executive officer compensation to an advisory vote of our stockholders and received a positive response of over 96% of the votes cast on this proposal at our 2017 Annual Meeting.

⊗ No Gross-ups Going Forward. Since 2011, we have maintained a policy that does not include gross-up payments for excise taxes in new employment agreements.
☑ Stock Ownership Guidelines. We have stock ownership guidelines, with a stock retention feature, for our named executive officers.

⊗

No Single Trigger.  Our employment agreements with our named executive officers provide for additional severance payments and benefits only on a so-called “double trigger” basis, for termination without cause or for good reason following a change of control.

☑ Stockholder Input. We encourage open dialogue with stockholders to solicit input and feedback on our compensation practices and policies.

MYR GROUP INC. | 2018 PROXY STATEMENT

COMPONENTS OF OUR COMPENSATION

Pay Component	Objective	Key Features
Base Salary	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.
Varies based on skills, experience, level of responsibility and other factors.

Adjustments are considered annually based on individual performance, level of pay relative to the market and internal pay equity.

Short-Term Incentives
To reward for annual corporate performance.

To align named executive officers’ interest with those of our stockholders by linking compensation with annually established financial and safety performance goals.

To retain named executive officers by providing market-competitive compensation.

Annual incentive payments are cash awards based on financial, safety and individual performance objectives.

Annual cash incentive awards are capped at 160% of salary for our CEO and lesser amounts for our other named executive officers.
Long-Term Incentives
To align named executive officers’ interests with long-term stockholder interests by linking part of their compensation to long-term corporate performance.

To provide opportunities for wealth creation and stock ownership, which promote retention and enable us to attract and motivate our named executive officers.

To retain named executive officers through multi-year vesting of equity grants and multi-year performance periods.
Targeted at levels that will provide total direct compensation (salary plus annual incentive plus equity awards) competitive with our Peer Group’s total direct compensation.

Utilizes different equity types, including restricted stock and performance shares to balance multiple objectives.

Restricted stock awards generally vest over three-year periods. Performance shares granted in 2017 will cliff-vest on December 31, 2019 and the number of shares that can be earned is capped at 200% of target.

Profit Sharing Contributions to Diversified Holdings Savings Plan	To reward annual corporate performance for our employees, including our named executive officers.	Contribute up to 10% of salary depending on the profitability of the Company, up to the maximum allowed by the plan.
401(k) Matching Contributions to Diversified Holdings Savings Plan	To provide certain retirement income for our employees, including our named executive officers.	Provide a match of 100% of an employee’s contributions up to the first 6% of the employee’s salary, up to the maximum allowed by the plan.
Executive Perquisites	To attract and retain named executive officers.	Limited programs offering perquisites such as a company vehicle or car allowance and financial planning services.

MYR GROUP INC. | 2018 PROXY STATEMENT

OBJECTIVES OF OUR COMPENSATION PROGRAM

We seek to maintain the competitiveness of our executive compensation program with those of our peers and competitors. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including results of compensation benchmarking studies, general economic conditions, the effects of inflation or other economic forces, changes in our business operations and the related financial results, results of our stockholder vote on our Say-on-Pay proposal and changes in the compensation practices of our competitors. We also take into account each executive officer’s individual performance when making compensation adjustments.

The primary objectives of our executive compensation program are to:

•	attract and retain the most talented and dedicated executives possible;
•	reward accountability and performance by linking compensation to the achievement of financial and safety performance goals;
•	motivate executive leadership and promote behavior that aligns our executive officers’ interests with those of our stockholders;
•	encourage our executives to develop business and build a backlog of profitable business to ensure our long-term success;
•	encourage our executives to develop business models and systems that seek out strategic opportunities, which benefit the Company and our stockholders;
•	encourage our executives to develop and maintain an understanding of our industry’s competitive environment and position ourselves as a leader within our industry; and
•	encourage our executives to implement a culture of legal and regulatory compliance and a commitment to operating our business with the highest standards of professional conduct, ethics and compliance.

COMMUNICATIONS WITH STOCKHOLDERS ON EXECUTIVE COMPENSATION

At our 2017 Annual Meeting, our stockholders voted on an advisory resolution regarding the compensation of our named executive officers, which was approved by more than 96% of the votes cast on the proposal (the “Say-on-Pay proposal”). These results demonstrated strong stockholder support for our overall executive compensation program. The Compensation Committee considered this favorable vote and determined that our current practices and processes did not require any significant modifications to address stockholder concerns. The Compensation Committee will continue to consider the outcome of these annual advisory votes when considering future executive compensation arrangements.

In addition to our annual Say-on-Pay proposal, stockholders are encouraged to provide feedback on our corporate governance policies and our executive compensation programs, including their various components. We have reached out to and engaged in conversations with some of our larger stockholders regarding our compensation programs and philosophy, and have generally received positive feedback on our practices. We believe that these conversations have and will better situate our Company to modify our compensation programs to address stockholder concerns on an ongoing basis. Management reports to the Compensation Committee on issues or concerns our stockholders provide with respect to our executive compensation programs. We encourage stockholders to reach out to the Board or the Compensation Committee with any feedback on our executive compensation programs. For more information on providing feedback and the related procedures, please see “Corporate Governance — Communications with the Board and Reporting of Concerns” in this Proxy Statement.

MYR GROUP INC. | 2018 PROXY STATEMENT

2017 TARGET PERFORMANCE-BASED COMPENSATION

We endeavor to maintain strong compensation practices, which requires effective governance standards with respect to the oversight of our executive compensation policies and practices. Although we do not use a specific formula to determine the mix of at-risk pay that is performance-based and fixed compensation paid to our named executive officers, our emphasis on pay-for-performance resulted in at-risk performance-based compensation (which we define as performance share awards and cash awards tied to performance) representing a significant part of our named executive officers’ target compensation in 2017. In 2017, at-risk performance-based compensation represented approximately 52% of the target total direct compensation for our CEO and an average of approximately 48% for our other named executive officers, as shown in the charts below:

As shown below for 2017, the target total direct compensation for our CEO and other named executive officers was generally below the Peer Group median (as discussed below under “Peer Groups, Pay Mix and Use of Compensation Consultants”):

	2017 Target Total Direct Compensation ($ in 000s)(1)	Median Peer Group Total Direct Compensation Based on Mercer’s 2016 Report ($ in 000s)
Chief Executive Officer(2)	$2,006	$3,053
Other named executive officers(3)	$1,044	$1,065
(1)	2017 target total direct compensation includes base salary, target bonus under our Senior Management Incentive Plan and target equity awards, which are valued in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the fair value of equity awards and vesting details are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our 2017 Form 10-K.
(2)	Mr. Swartz was appointed President and CEO effective January 1, 2017.
(3)	Represents the average of Ms. Johnson, Mr. Cooper and Mr. Engen. Mr. Waneka was not included in Mercer’s 2016 named executive officer compensation report as he was not a named executive officer at that time.

MYR GROUP INC. | 2018 PROXY STATEMENT

MANAGEMENT’S ROLE IN DETERMINING COMPENSATION

The Compensation Committee oversees the executive compensation program for our named executive officers, as discussed under “Compensation Committee Matters.” Our management also plays an important role in setting the compensation of our named executive officers by initially recommending various aspects of incentive compensation, including financial performance goals, safety performance goals and strategic goals relating to each named executive officer. Management also makes recommendations regarding the salary, cash bonus and equity awards for our named executive officers (other than with respect to our CEO). While our management makes recommendations as to the goals and awards for named executive officers’ incentive compensation (other than with respect to our CEO), the Compensation Committee has final authority and complete discretion to ultimately set the compensation of our named executive officers.

At the request of the Compensation Committee, our CEO presents to the Compensation Committee his evaluation of the performance of our other named executive officers and his recommendations regarding their compensation. The Compensation Committee considers these evaluations and recommendations in determining our named executive officers’ salaries and the amounts that may be paid under our incentive plans. To assist the Compensation Committee, management also prepares information “tally sheets”. The purpose of the tally sheets is to provide the Compensation Committee the information on key elements of actual realized compensation and potential realizable compensation for our named executive officers so that the Compensation Committee may fully evaluate our total compensation packages. Further, the Compensation Committee discusses compensation decisions with Mercer, its independent compensation consultant, and deliberates on such decisions without management present.

PEER GROUPS, PAY MIX AND USE OF COMPENSATION CONSULTANTS

The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies to establish initial compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should be considered only as a point of reference for measurement and not as the determinative factor for our named executive officers’ compensation. The results of the studies do not supplant the significance of the individual performance of our named executive officers that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that is used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of their use. Further, the Compensation Committee has discretion to determine the frequency of performing benchmarking and other studies.

We annually compare our compensation program with those companies in a peer group that the Compensation Committee evaluates together with Mercer (the “Peer Group”). The companies selected for inclusion in the Peer Group, which are listed below, were selected on the basis of a number of factors, including similar industry characteristics, organization size, financial characteristics such as revenues, total assets and market capitalization, as well as companies we compete against for talent. At the time of selection, all of the companies were publicly traded U.S. companies in the construction, engineering and commercial services industries with annual revenue between approximately one-half and two times our annual revenue.

MYR GROUP INC. | 2018 PROXY STATEMENT

During our 2016 review of the makeup of our Peer Group, we removed Furmanite Corporation, as it was no longer publicly traded and executive compensation data was no longer available, and McDermott International, Inc., given its industry characteristics and revenue. The companies included in the Peer Group for the evaluation of 2017 executive compensation were:

EXECUTIVE COMPENSATION PEER GROUP FOR 2017

• Aegion Corporation	• Matrix Service Company
• Ameresco, Inc.	• Newpark Resources, Inc.
• Astec Industries, Inc.	• Orion Marine Group, Inc.
• Comfort Systems USA, Inc.	• Primoris Services Corporation
• Dycom Industries, Inc.	• Sterling Construction Company, Inc.
• Granite Construction Incorporated	• Team, Inc.
• Great Lakes Dredge & Dock Co.	• Tetra Tech, Inc.
• IES Holdings, Inc.	• TRC Companies, Inc.
• Layne Christensen Company

In October 2016, Mercer performed and presented to the Compensation Committee an executive compensation study (the “Mercer Executive Compensation Review”). The Mercer Executive Compensation Review included comparisons of our executive compensation programs to the Peer Group, which assisted the Compensation Committee with designing our executive compensation program for 2017 to be competitive with the Peer Group and our markets. According to the Mercer Executive Compensation Review, MYR Group was positioned near the Peer Group median of annual revenue, total assets, and market capitalization, respectively, as indicated in the chart below:

MYR GROUP AMONG ITS PEER GROUP
MYR Group ($ Millions)
Peer Group Median ($ Millions)
1200
1000
800
600
400
200
0
1062
857
525
777
441
441
Annual Revenue
Total Assets
Market Capitalization

The Compensation Committee generally seeks to target total executive compensation at or near the median total compensation of the Peer Group and allows business and individual performance to determine whether actual pay is above or below the median. The Compensation Committee believes that this review of Peer Group programs provides valuable information during the Compensation Committee’s review and design of both the named executive officers’ overall compensation levels and individual components of compensation, including the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation.

MYR GROUP INC. | 2018 PROXY STATEMENT

ANALYSIS OF 2017 COMPENSATION DECISIONS AND ACTIONS

2017 Base Salary

Salary is a critical element of our named executive officers’ compensation because it provides them with a base level of guaranteed monthly income as compensation for services provided to us. The Compensation Committee generally reviews the salaries of the named executive officers annually. To assist with that review, the Compensation Committee often will refer to the salaries in effect for comparable officers at companies in the Peer Group. The Compensation Committee also considers internal comparables, individual performance and level of responsibility, economic conditions and the Company’s financial performance in reviewing salary levels. When market or merit increases are warranted, changes in salary are generally made effective during our second quarter.

When setting salaries for our named executive officers for 2017, the Compensation Committee considered the Mercer Executive Compensation Review, individual promotional adjustments to reflect increased responsibilities and certain other factors, including those specified above. As a result, the Compensation Committee made the following decisions related to base salaries for our named executive officers in 2017:

Named Executive Officer	2017 Base Salary	2016 Base Salary	Percentage Increase
Mr. Swartz(1)	$565,000	$500,000	13.0%
Ms. Johnson	$380,000	$360,000	5.6%
Mr. Cooper(2)	$365,000	$344,000	6.1%
Mr. Engen	$380,000	$365,000	4.1%
Mr. Waneka(3)	$280,000	$250,750	11.7%
(1)	Effective January 1, 2017, Mr. Swartz was promoted from Executive Vice President and Chief Operating Officer to President and CEO.
(2)	Effective January 1, 2017, Mr. Cooper was promoted from Senior Vice President to Senior Vice President and Chief Operating Officer T&D.
(3)	Effective January 1, 2017, Mr. Waneka was promoted from President of subsidiary company Sturgeon Electric Company, Inc. to Senior Vice President and Chief Operating Officer C&I.

2017 Short-Term Incentive Compensation

Awards granted pursuant to our SMIP are designed to provide our named executive officers with cash performance awards payable annually to reward the achievement of certain performance goals established annually by the Compensation Committee that we believe are strongly linked to stockholder value creation. An important factor in our decision to pay our SMIP awards in cash rather than in equity has been to help ensure that our compensation program remains competitive with the compensation programs of our direct competitors. In December of 2016, the Compensation Committee established performance targets based on financial performance and safety performance goals that encouraged our named executive officers to increase stockholder value by focusing on growth in revenue and earnings and safety in operations. These performance goals were the basis for awards used in the SMIP for 2017 performance.

The amount of the payout for each named executive officer under the SMIP awards for 2017 depended on the percentage of each named executive officer’s salary that the Compensation Committee determined to be subject to the award, our performance measured against financial and safety performance goals established by the Compensation Committee and an assessment of the named executive officer’s individual performance.

MYR GROUP INC. | 2018 PROXY STATEMENT

The basic formula for calculating the 2017 SMIP payout is as follows:

The Compensation Committee determined the percentage of each named executive officer’s salary to be subject to an award under the plan based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. No payouts under the 2017 SMIP awards would be made unless the threshold levels for performance goals were achieved. Achievement of the performance goals above the maximum level would not result in any additional payments above the maximum payout level. Any payouts under the 2017 SMIP awards would be calculated by the straight-line mathematical interpolation between threshold and target and between target and maximum levels for performance between threshold and target and between target and maximum levels.

In 2017, each named executive officer’s award opportunity was based on pre-tax income as the financial performance goal and total case incident rate and lost time incident rate as the safety performance goals. We chose these particular metrics because we believe they are strongly correlated with our success and are consistent with our compensation philosophy of linking named executive officers’ compensation with performance. The performance goals are intended to be challenging and ambitious but also realistic enough to be attainable given a concerted effort by our named executive officers in consideration of current market and competitive conditions and trends. The pre-established definition of pre-tax income provided for adjustments for the impact of specified unusual or non-recurring events, subject to the Compensation Committee’s negative discretion. In 2017, no adjustments were made for any such specified unusual or non-recurring events.

In connection with its review of the percentage of each named executive officer’s salary that should be subject to an award under the SMIP in 2017 and taking into account the Mercer Executive Compensation Review, the Compensation Committee set the following target, maximum and threshold award opportunities based on the achievement of financial and safety performance goals, subject to the weighting percentages set forth below:

	2017 SMIP Opportunity (Percent of Base Salary)(1)(2)
	Pre-tax Income	Total Case Rate	Lost Time Incident Rate	Total Payout at Target	Total Payout at Maximum	Total Payout at Threshold
Mr. Swartz	56.0%	12.0%	12.0%	80.0%	160.0%	40.0%
Ms. Johnson and Messrs. Cooper, Engen and Waneka	45.5%	9.75%	9.75%	65.0%	130.0%	32.5%
(1)	The SMIP provides for a range of payouts based upon the achievement of performance goals determined by linear interpolation between achievement levels. There is no payout under the SMIP unless 75% of target performance is achieved. Payout maximum is achieved at 150% of target performance.
(2)	At the discretion of the Compensation Committee, payouts are subject to up to a 20% reduction based on an assessment of the named executive officer’s individual performance.

MYR GROUP INC. | 2018 PROXY STATEMENT

For 2017, the levels of threshold, target and maximum performance, and the Company’s actual performance are shown in the following table:

	Threshold	Target	Maximum	2017 Results
Pre-tax Income ($000)	$36,647	$48,862	$73,293	$24,640
Total Case Incident Rate	2.43	1.82	1.21	1.31
Lost Time Incident Rate	0.42	0.32	0.21	0.16

The Compensation Committee has negative discretion to withhold or reduce payment of an award under our SMIP regardless of whether we or our named executive officers have successfully met the goals set under the SMIP. In 2017, while exceeding our targets for safety performance, we did not meet our threshold financial performance. Consequently, consistent with our pay-for-performance practice, the Compensation Committee exercised its negative discretion under the SMIP and did not award short-term cash bonuses to our named executive officers.

Payouts earned under the SMIP through achievement of financial and safety performance goals would have been subject to a reduction of up to 20 percent based on an assessment of each named executive officer’s individual performance throughout the year, including consideration of talent development and successor preparation, contributions toward strategic initiatives, internal controls, business development, acquisition integration and information technology initiatives. At the beginning of 2018, the Compensation Committee conducted a review of the named executive officers’ performance, with input from the human resources department and other applicable departments, and provided each named executive officer with constructive performance assessments in respect to their individual performance expectations.

2017 Long-Term Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that rewards and encourages our named executive officers to foster our long-term success. We believe that an effective method to reward and encourage such success is through the use of stock-based awards. The purposes of our long-term incentive plan are to attract, motivate and retain our key employees and non-employee directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depends, to provide additional incentives to our employees and directors through stock ownership and other rights that promote and recognize our financial success and growth, and to align management’s interests with those of our stockholders. As part of our long-term incentive plan, we include a “change in control” provision that more closely aligns our interests with those of the named executive officers in the event of a change in control by allowing the Compensation Committee to adjust long-term incentive equity awards to maintain and protect the rights of the participants in the event of a change in control.

All equity awards granted to named executive officers in 2017 were made under the 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) (the “2007 LTIP”). The 2017 LTIP was approved by stockholders on April 27, 2017. The 2017 LTIP succeeded the 2007 LTIP in its entirety. No grants were made under the 2007 LTIP after March 31, 2017.

The Compensation Committee has the authority to determine who will receive long-term equity awards and the nature, amounts and limitations on those awards. The Compensation Committee also has the authority to cancel outstanding grants and substitute new grants of the same or different number of shares of stock and having exercise prices that may be the same or different than the exercise price of the cancelled grants or amend the terms of outstanding grants, provided that such amendment does not impair the rights of the grantee without the grantee’s consent. Our long-term incentive plans prohibit the repricing of outstanding stock options or stock appreciation rights without stockholder approval.

For 2017, the Compensation Committee considered the market data with respect to each named executive officer in the Mercer Executive Compensation Review, compensation levels of executive officers of our Peer Group, and compensation objectives of retention, stockholder value creation and

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individual and corporate performance. As a result of this review, in March of 2017, the Compensation Committee approved equity award compensation to our named executive officers under our 2007 LTIP and approved the following mix of equity awards:

The Compensation Committee elected this mix of equity awards because it represented an appropriate balance of the types of incentives provided by the different types of equity instruments. For example, restricted stock provides a benefit by helping to retain key employees and performance shares are designed to vary the level of rewards a named executive officer receives dependent upon actual corporate performance and market results that are critical to stockholders.

Time-Based Restricted Stock

The forty percent of the equity compensation award granted as time-based restricted stock will vest evenly over a three-year period beginning on the first anniversary of the grant. The number of shares of restricted stock was determined by dividing the amount of the equity compensation award allocated to restricted stock by the closing price of our common stock on the date of the grant.

ROIC Performance Shares

The thirty percent of the equity compensation award granted as ROIC-based performance shares can be earned based on the achievement of an average ROIC that is measured over the three-year performance period that starts on January 1, 2017 and ends on December 31, 2019. For purposes of the ROIC-based performance shares granted in 2017, we define ROIC as net income plus net interest net of taxes, less dividends divided by invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning of each fiscal year in the performance period computed as follows:

ROIC =
Net Income + (Net Interest x (1 – Tax Rate)) – Dividends

Funded Debt – Cash and Marketable Securities + Total Stockholders’ Equity

The target number of ROIC-based performance shares was determined by dividing the amount of the equity compensation award allocated to ROIC performance by the closing price of the Company’s common stock on the date of grant. The definition of ROIC provides for adjustments for the impact of specified unusual or non-recurring events, subject to the Compensation Committee’s negative discretion.

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The number of ROIC-based performance shares earned can vary from zero to 200 percent of the target number of performance shares granted. The potential award levels are as follows (straight-line mathematical interpolation between threshold and target and between target and maximum levels):

2017 ROIC Performance	Performance Shares Earned (% of Target)
Equal to or Above the Maximum	200%
Equal to the Target	100%
Equal to the Threshold	50%
Below the Threshold	0%

TSR Performance Shares

The thirty percent of the equity compensation award granted as TSR-based performance shares can be earned based on the TSR of the Company’s stock compared to the TSR of a peer group over the performance period of March 23, 2017 to December 31, 2019. We define TSR as the change in the fair market value, adjusted for dividends, of a company’s common stock. The measurement of change in fair market value over the performance period is based on the average closing price of common stock for the 20 days preceding the grant date of March 23, 2017 and the 20 days preceding December 31, 2019. The target number of TSR-based performance shares was determined by dividing the amount of the equity compensation award allocated to TSR performance by the fair value of the grant calculated by a Monte Carlo simulation. The number of TSR-based performance shares earned can vary from zero to 200 percent of the target number of performance shares granted. The potential award levels are as follows (straight-line mathematical interpolation between 25th percentile and 50th percentile and between 50th percentile and 75th percentile):

Relative TSR Performance	Performance Shares Earned (% of Target)
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	25%
Less than 25th Percentile	0%

The Compensation Committee selected the TSR peer group based on each company’s industry and operational comparability. The 2017 TSR peer group was comprised of companies that are in either the peer group used in the stock performance graph in our Annual Report on Form 10-K for the year ended December 31, 2016 or the Peer Group used to set 2017 executive compensation. McDermott International, Inc. was removed from the TSR peer group from the prior year as it is not included in the 2017 executive compensation Peer Group. In order to be counted in the final TSR calculations, a company must remain publicly traded during the entire performance period.

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The peer group of companies used for evaluating the Company’s relative TSR performance for the 2017 grant of TSR-based performance shares are as follows:

TSR PEER GROUP FOR 2017

• Aegion Corporation	• Matrix Service Company
• Ameresco, Inc.	• Newpark Resources, Inc.
• Astec Industries, Inc.	• Orion Marine Group, Inc.
• Comfort Systems USA, Inc.	• Primoris Services Corporation
• Dycom Industries, Inc.	• Quanta Services, Inc.
• EMCOR Group	• Sterling Construction Company, Inc.
• Granite Construction Incorporated	• Team, Inc.
• Great Lakes Dredge & Dock Co.	• Tetra Tech, Inc.
• IES Holdings, Inc.	• TRC Companies, Inc.
• Layne Christensen Company	• Willbros Group Inc.
• Mastec, Inc.

2017 Grants of Equity Awards

With respect to each named executive officer, the Compensation Committee considered the Mercer Executive Compensation Review, compensation levels of executive officers of our Peer Group, compensation objectives of retention and stockholder value creation and individual and corporate performance, and approved equity award grants to our named executive officers in the following amounts based on grant-date fair value, consistent with the presentation in the 2017 Summary Compensation Table:

	Value of 2017 Equity Grants by Grant Type
Named Executive Officer	Value of Restricted Stock ($)	Value of ROIC Performance Shares ($)(1)	Value of TSR Performance Shares ($)(1)	Total Value of Equity Awards ($)
Richard S. Swartz, Jr.	395,477	296,598	296,601	988,676
Betty R. Johnson	169,976	127,492	127,473	424,941
Tod M. Cooper	169,976	127,492	127,473	424,941
Gerald B. Engen, Jr.	169,976	127,492	127,473	424,941
Jeffrey J. Waneka	109,984	82,478	82,493	274,955
(1)	Target awards are shown. The performance shares may be earned over a performance period ending December 31, 2019. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. The ROIC-based performance shares are valued at the closing price of our common stock on the grant date. Because TSR is a market-based performance metric, the Company used a Monte Carlo simulation model to calculate the fair value of the grant of TSR-based performance shares in accordance with FASB ASC Topic 718, which resulted in a fair value of $58.34 per share.

2015 Performance Shares Vesting in 2017

The Compensation Committee granted performance share awards in 2015 which could be earned based on achievement compared to a target level of ROIC, defined as net income, less dividends, divided by stockholders’ equity plus net debt (total debt less cash and marketable securities) measured over a period that started on January 1, 2015 and ended on December 31, 2017 (“2015 ROIC”) and the TSR of the Company’s stock compared to the TSR of a peer group over a performance period that

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started on January 1, 2015 and ended on December 31, 2017 and otherwise contained terms consistent with the performance shares granted in 2017 described above. The 2015 ROIC threshold, target and maximum goals were 7.5%, 12.0% and 15.0%, respectively. The Compensation Committee exercised its negative discretion to exclude the positive impacts of the Tax Act and the adoption of ASU No. 2016-09, Compensation — Stock Compensation (Topic 718) (see footnote 1, Recently Adopted Accounting Pronouncements to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our 2017 Form 10-K) in its calculation of the three-year average of 2015 ROIC. After this exercise of negative discretion, the three-year average 2015 ROIC was 7.6% and 50.9% of the target ROIC performance shares awarded were earned. For the 2015 performance share awards based on TSR, the TSR of the Company’s stock ranked at the 40.6th percentile of the TSR peer group and 71.8% of the target TSR performance shares were earned. The chart below shows the performance share payouts in 2017 for each of our named executive officers that were awarded performance shares in 2015:

Named Executive Officer	Award Type	Target Award (Shares)	Earned Award (Shares)	Award Value at Vesting(1) ($)
Richard S. Swartz, Jr.	ROIC	4,267	2,174	72,199
	TSR	4,267	3,063	101,722
Tod M. Cooper	ROIC	3,232	1,647	54,697
	TSR	3,232	2,320	77,047
Gerald B. Engen, Jr.	ROIC	3,391	1,728	57,387
	TSR	3,391	2,434	80,833
Jeffrey J. Waneka	ROIC	994	506	16,804
	TSR	994	713	23,679
(1)	Award value was based on the closing stock price of $33.21 on March 6, 2018, the vesting date.

2016 Performance Shares Vesting in 2018

The Compensation Committee also awarded performance shares in 2016 that can be earned based on achievement compared to a target level of ROIC measured over a period that started on January 1, 2016 and will end on December 31, 2018 and TSR of the Company’s stock compared to the TSR of a peer group over a performance period that started on March 24, 2016 and will end on December 31, 2018 and otherwise contain terms consistent with the performance shares granted in 2017 described above.

We do not publicly disclose specific, forward-looking target levels of ROIC for outstanding performance share awards because these target levels relate to executive compensation to be earned and/or paid in future years, do not reflect a fair understanding of the named executive officers’ compensation for 2017 and constitute confidential commercial or financial information, the disclosure of which could cause us competitive harm with regard to short-term strategies and goals. We intend to disclose this information after the conclusion of the applicable performance period. When establishing the applicable target levels for the ROIC performance measure, we specifically considered how likely it will be for us to achieve the target levels. We believe that the threshold level will be appropriately difficult to attain, and that the target level will require considerable and increasing collective effort on the part of our employees, including our named executive officers, to achieve. Achievement of the maximum level is considered to be a stretch goal given current market conditions.

Under the terms of the grant agreements, a named executive officer may earn a pro-rata share of performance shares in the event of his or her death, disability, retirement after reaching normal retirement age (as such is defined in the Social Security Act of 1935, as amended) or termination

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without “cause” or for “good reason.” The vesting of performance shares may be accelerated in the event of a named executive officer’s termination without “cause” or for “good reason” following a “change in control.” Additional information regarding these awards may be found in the 2017 Summary Compensation Table, the 2017 Grants of Plan-Based Awards Table and under “Potential Payments Upon Termination or Change in Control.”

Other Compensation

At its discretion, the Compensation Committee may authorize profit sharing contributions to the Diversified Holdings Savings Plan (our 401(k) plan) accounts of our employees, including our named executive officers, subject to applicable limitations. For 2017, we made no profit sharing contributions.

Additionally, our employees, including our named executive officers, receive matching contributions under our 401(k) plan. We match 100% of an employee’s contributions up to the first 6% of such employee’s salary, up to the maximum allowed by the plan.

Each named executive officer is eligible to utilize the financial planning service offered by the Company as a perquisite. In 2017, only Ms. Johnson and Mr. Engen elected to use this service.

Each named executive officer is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any health insurance or health care plan, life insurance, disability insurance, retirement plan, vacation and sick leave plan and other similar plans. In addition, each named executive officer is eligible for certain other benefits that are generally available to our employees, including reimbursement of business and entertainment expenses, reimbursement of relocation expenses and perquisites, including the choice of a car allowance or the use of a company car with a gas card. The Board may revise, amend or add to the executive officer’s benefits and perquisites as it deems advisable.

The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the “All Other Compensation” column of the 2017 Summary Compensation Table.

Employment Agreements, Severance Benefits and Change in Control Provisions

In connection with our private placement in 2007, we entered into employment agreements with each of the individuals serving as named executive officers at the time. These employment agreements remain in place with Messrs. Swartz and Engen. Mr. Swartz’s employment agreement was amended and restated in April 2017 to replace the excise tax gross-up provisions in favor of a modified cut-back approach, which is consistent with the provisions that the Company has included in new employment agreements since 2011. Ms. Johnson entered into an employment agreement in connection with her appointment as Senior Vice President, Chief Financial Officer and Treasurer in October 2015. Mr. Cooper entered into an employment agreement in April 2015 in connection with his appointment as a Senior Vice President. Mr. Waneka entered into an employment agreement in connection with his appointment as Senior Vice President and Chief Operating Officer C&I in December 2017. The employment agreements for Messrs. Swartz, Cooper, Engen and Waneka and Ms. Johnson (each an “Employment Agreement” and collectively, the “Employment Agreements”) provide for severance payments and benefits upon a termination of a named executive’s employment without “cause” or resignation for “good reason,” as further described below under “Executive Compensation Tables — Employment Agreements.” We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to named executive officers. We view the cash severance and continuation of health and welfare benefits provided by these agreements as appropriate for the named executive officers who may not be in a position to readily obtain comparable employment within a reasonable period of time due to the restrictive covenants, including a one-year non-compete covenant, in the Employment Agreements.

In addition, the Employment Agreements provide for additional severance payments and benefits upon a termination of a named executive’s employment without “cause” or resignation for “good reason” within one year following a change in control (in other words, only on a so-called “double trigger” basis). We believe that providing change in control benefits reduces the potential reluctance of our named

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executive officers to pursue potential change in control transactions that may be in our best interest while simultaneously preserving neutrality in negotiating and executing transactions that are favorable to us. Since 2011, the Compensation Committee has maintained a policy that it will not include gross-up payments for excise taxes as a result of a change in control pursuant to any new employment agreement. Accordingly, the employment agreements for Messrs. Swartz, Cooper and Waneka and Ms. Johnson do not include any provisions to provide gross-up payments for excise taxes as a result of a change in control. Details regarding severance payments and benefits payable upon a termination of a named executive officer’s employment following a change in control are described under “Executive Compensation Tables — Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

The terms of Mr. Koertner’s employment are governed by his amended and restated employment agreement (the “Koertner Employment Agreement”) entered into in January 2017 when he stepped down from his roles of President and CEO and continued the role of Executive Chairman. The term of the Koertner Employment Agreement ends on March 31, 2018.

Deductibility of Executive Compensation

In developing the compensation packages for the named executive officers, the Compensation Committee considered the deductibility of executive compensation under Section 162(m) of the Code. Section 162(m) generally disallows a tax deduction for compensation paid to certain executive officers to the extent that the compensation for any such individual exceeds $1,000,000 in any taxable year. However, prior to recent Code amendments, this deduction limitation did not apply to compensation that qualified as “performance-based” under Section 162(m). In order to maintain flexibility in making compensation decisions, the Compensation Committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the Code. Portions of the compensation we paid to certain of the named executive officers in 2017 may not be deductible due to the application of Section 162(m) of the Code and, with the elimination of the “performance-based” exception and the expansion of the definition of “covered employees”, the Compensation Committee is likely to approve compensation that is not deductible under Section 162(m).

Stock Ownership Guidelines and Retention

In order to align the interests of our executives with those of our stockholders, we require our named executive officers to attain levels of beneficial stock ownership measured based on a multiple of his or her annual base salary, as set forth below:

Position	Stock Ownership Guideline
Chief Executive Officer	5× base salary
All Other Named Executive Officers	3× base salary

The stock ownership guidelines require named executive officers to attain levels of beneficial stock ownership within five years from the later of the date of the named executive officer’s appointment to a position subject to the guidelines and three years from the effective date of an increase in compensation. We have adopted retention requirements with respect to these stock ownership guidelines whereby named executive officers are expected to retain the net shares received through an exercise of stock options and the vesting of restricted stock and performance shares if they have not reached the applicable stock ownership guidelines.

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The following table sets forth each named executive officer’s ownership value as of March 6, 2018:

Name	Share Ownership(1)	Market Value ($)(2)	Ownership Guideline	Current Ownership Multiple
Richard S. Swartz, Jr.(3)	68,985	3,019,473	5.0×	5.3×
Betty R. Johnson(4)	18,284	800,291	3.0×	2.1×
Tod M. Cooper(5)	18,568	812,721	3.0×	2.2×
Gerald B. Engen, Jr.	40,745	1,783,409	3.0×	4.7×
Jeffrey J. Waneka(6)	7,989	349,679	3.0×	1.2×
(1)	The amounts in this column were calculated in accordance with the stock ownership guidelines and exclude unvested restricted stock and unvested performance shares.
(2)	The amounts in this column were calculated in accordance with the stock ownership guidelines based on the highest reported share price for the year ended December 31, 2017 of $43.77.
(3)	Mr. Swartz became subject to the CEO ownership guideline in 2017 upon his appointment as President and CEO.
(4)	Ms. Johnson became subject to the stock ownership guidelines for other named executive officers in 2015 upon her appointment as Senior Vice President, Chief Financial Officer and Treasurer.
(5)	Mr. Cooper became subject to the stock ownership guidelines for other named executive officers in 2015 upon his appointment as Senior Vice President.
(6)	Mr. Waneka became subject to the stock ownership guidelines for other named executive officers in 2017 upon his appointment as Senior Vice President and Chief Operating Officer C&I.

Trading Restrictions

We also have an insider trading policy which, among other things, prohibits named executive officers from hedging the economic risk of their stock ownership, holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. Among other restrictions, the policy also prohibits trading in our securities outside of specific window periods and without pre-clearance.

Clawback Arrangements

Each of the agreements underlying equity awards granted to our named executive officers under our 2007 LTIP and 2017 LTIP permits the Compensation Committee to cause us to recover shares of common stock or cash paid to the named executive officer with respect to the applicable award if:

•	we restate any part of our financial statements for any fiscal year or years covered by the respective award due to material noncompliance with any applicable financial reporting requirement; and
•	the Compensation Committee determines that the respective named executive officer is personally responsible for causing the restatement as a result of his or her personal misconduct or any fraudulent activity on the part of the named executive officer.

For grants of restricted stock, we may recover any shares that vested within the period of 18 months prior to the restatement or the net proceeds of any sales of such shares. With respect to performance shares, the amount of any cash or shares recoverable is limited to the amount by which the payments exceeded the amount that would have been paid to the named executive officer had our financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Compensation Committee. In the case of stock options, to the extent an applicable named executive officer exercises a stock option within a period of 18 months prior to the restatement, we may recover from the named executive officer any equity acquired by the named executive officer or any net proceeds of any exercises and sales.

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CONCLUSION OF THE CD&A

We have designed and administer our compensation programs in a manner that emphasizes the retention of our named executive officers and rewards them appropriately for positive results. We monitor the programs in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our named executive officers for results aligned with the interests of our stockholders.

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EXECUTIVE COMPENSATION TABLES

2017 SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Comp(3) ($)	All Other Comp(4) ($)	Total ($)
Richard S. Swartz, Jr. President and CEO	2017	563,750	—	988,676	—	—	20,867	1,573,293
	2016	431,277	—	649,935	—	338,944	26,670	1,446,826
	2015	389,000	—	501,846	—	238,776	28,699	1,158,321
Betty R. Johnson Senior Vice President, Chief Financial Officer and Treasurer	2017	375,000	—	424,941	—	—	31,300	831,241
	2016	357,500	—	399,955	—	244,187	30,450	1,032,092
	2015	67,308	101,826	199,993	—	—	8,650	377,777
Tod M. Cooper Senior Vice President, Chief Operating Officer T&D	2017	364,596	—	424,941	—	—	16,200	805,737
	2016	340,687	—	349,962	—	232,054	23,850	946,553
	2015	326,813	—	380,147	—	189,108	24,536	920,604
Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary	2017	376,250	—	424,941	—	—	26,274	827,465
	2016	362,250	—	349,962	—	246,741	25,441	984,394
	2015	351,500	—	398,848	—	203,393	32,530	986,271
Jeffrey J. Waneka Senior Vice President, Chief Operating Officer C&l	2017	279,423	—	274,955	—	—	20,695	575,073
(1)	Represents the $100,000 sign-on cash bonus Ms. Johnson received upon her appointment on October 19, 2015 and amounts reimbursed to Ms. Johnson for COBRA payments.
(2)	Represents the aggregate grant date fair value of stock awards, including restricted stock and performance shares granted under the 2007 LTIP during the applicable period in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts and vesting details are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our 2017 Form 10-K. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers. Below is a breakout of the 2017 performance share grant date fair values assuming probable performance and maximum performance (in the case of maximum, based on the maximum number of shares multiplied by the fair value on the grant date):

Named Executive Officer	Probable Performance ($)	Maximum Performance ($)
Richard S. Swartz, Jr.	593,199	1,186,398
Betty R. Johnson	254,965	509,930
Tod M. Cooper	254,965	509,930
Gerald B. Engen, Jr.	254,965	509,930
Jeffrey J. Waneka	164,971	329,942

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(3)	Represents the dollar value of the cash awards earned under our SMIP for fiscal 2017, 2016 and 2015 for Messrs. Swartz, Cooper and Engen. Represents the dollar value of the cash awards earned under our SMIP for fiscal 2017 and 2016 for Ms. Johnson as Ms. Johnson was not eligible to participate in the SMIP until 2016. Represents the dollar value of the cash awards earned under our SMIP for fiscal 2017 for Mr. Waneka. For further details regarding the SMIP, see “Compensation Discussion and Analysis — Analysis of 2017 Compensation Decisions and Actions — 2017 Short-Term Incentive Compensation” above.
(4)	The following supplemental table describes the items of compensation reported in this column for 2017:

Name	401(k) Matching Contribution ($)	Automobile and Other Travel Expenses ($)(a)	Financial Planning Services ($)
Richard S. Swartz, Jr.	16,200	4,667	—
Betty R. Johnson	16,200	6,600	8,500
Tod M. Cooper	16,200	—	—
Gerald B. Engen, Jr.	16,200	1,574	8,500
Jeffrey J. Waneka	16,200	4,495	—
a.	Represents the named executive officer’s personal use of a company automobile or automobile and fuel allowance and related expenses and reimbursements for certain personal travel-related expenses.

2017 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the estimated future payouts for grants of awards made to each of the named executive officers under the SMIP and 2007 LTIP for 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3) (#)	All Other Option (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard S. Swartz, Jr.		226,000	452,000	904,000
	3/23/17				6,294	12,589	25,178				593,199
	3/23/17							10,007	—	—	395,477
Betty R. Johnson		123,500	247,000	494,000
	3/23/17				2,705	5,411	10,822				254,965
	3/23/17							4,301	—	—	169,976
Tod M. Cooper		118,625	237,250	474,500
	3/23/17				2,705	5,411	10,822				254,965
	3/23/17							4,301	—	—	169,976
Gerald B. Engen, Jr.		123,500	247,000	494,000
	3/23/17				2,705	5,411	10,822				254,965
	3/23/17							4,301	—	—	169,976
Jeffrey J. Waneka		91,000	182,000	364,000
	3/23/17				1,750	3,501	7,002				164,971
	3/23/17							2,783	—	—	109,984
(1)	The target amounts represent the potential cash payout if performance is at target levels under the SMIP. For further details regarding the SMIP, see “Compensation Discussion and Analysis — Analysis of 2017 Compensation Decisions and Actions — 2017 Short-Term Incentive Compensation” above. Actual amounts awarded under the SMIP that were paid in 2017 are disclosed in the 2017 Summary Compensation Table.
(2)	Reflect performance-based awards only and includes both ROIC-based performance shares and TSR-based performance share awards. The performance shares may be earned over a performance period ending December 31, 2019.
(3)	This column contains the restricted stock awards only. The restricted stock awards granted on March 23, 2017 under the 2007 LTIP will vest ratably over a three-year period.
(4)	Represents the aggregate grant date fair value of restricted stock and performance shares granted under the 2007 LTIP during the fiscal year ended December 31, 2017 in accordance with FASB ASC Topic 718. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. The fair value per share of the restricted stock and ROIC-based performance awards granted on March 23, 2017 was $39.52. The fair value per share of the TSR-based performance awards granted on March 23, 2017, which are

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based on a market-based measure, was $58.34 which was determined using a Monte Carlo simulation. Assumptions used in the calculation of these amounts and vesting details are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our 2017 Form 10-K. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized by the officers.

EMPLOYMENT AGREEMENTS

Under each Employment Agreement, the officer is eligible to receive salary, an annual target bonus, as defined under the SMIP, severance pay under certain conditions, use of a company car and gas card or a car allowance in accordance with the Company’s policy, and is eligible to participate in all incentive, 401(k), profit sharing, health and welfare benefit plans, policies and arrangements applicable generally to our other similarly-situated executive officers. Subject to prior notice, each Employment Agreement automatically renews annually for an additional one-year term.

Each Employment Agreement contains non-competition covenants restricting the ability of the named executive officer to compete with us, to solicit our clients or to recruit our employees during the term of his or her employment and for a period of one year thereafter and prohibiting him or her from disclosing confidential information and trade secrets at any time during or after his or her employment.

Each Employment Agreement generally terminates upon the named executive officer’s:

•	death;
•	disability;
•	termination for cause by the Company or without good reason by the employee;
•	termination without cause or for good reason; or
•	termination without cause or for good reason following a “Change in Control” (as defined in each Employment Agreement and generally described below).

MYR GROUP INC. | 2018 PROXY STATEMENT

If termination results from any of the foregoing, each named executive officer is entitled to all compensation earned and all benefits and reimbursements due through the date of termination. Additionally, if termination results from any of the reasons below, the named executive officer would be entitled to the following additional payments and/or benefits:

Reason for Termination	Potential Payment(s)
Disability	Long-term disability benefits pursuant to the terms of any long-term disability policy provided to similarly-situated employees of the Company in which the named executive officer participates.
Termination by the Company without cause or resignation by the employee for good reason	Lump-sum payment of twice the named executive officer’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer breaches the restrictive covenants or becomes reemployed in the two-year period following his or her termination.
Termination by the Company without cause or resignation by the employee for good reason within 12 months following a change in control, a so-called “double trigger” provision	Lump-sum payment of three times the named executive officer’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer becomes reemployed in the two-year period following his or her termination.
Under his legacy employment agreement, Mr. Engen would be entitled to gross-up payments for excise taxes. The Company does not provide for such payments in new employment agreements and the employment agreements for Messrs. Swartz, Cooper and Waneka and Ms. Johnson do not include such payments.

Each Employment Agreement generally defines “cause” as a named executive officer’s:

•	material breach of the non-competition provisions of the named executive officer’s Employment Agreement;
•	commission of a criminal act by the named executive officer against the Company, including but not limited to fraud, embezzlement or theft;
•	conviction or plea of no contest or nolo contendre to a felony or any crime involving moral turpitude; or
•	failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Board that is not cured within 30 days after the receipt of written notice from the Company.

“Good reason” for a named executive officer’s resignation exists under each Employment Agreement if, among other things, the named executive officer’s base salary and/or annual target bonus opportunity is reduced, his or her duties are materially reduced, he or she is required to relocate to a work site more than 50 miles from his or her current work site or if the Company materially breaches a material provision of the named executive officer’s Employment Agreement and fails to cure such breach within 30 days of the receipt of written notice of the breach.

Each Employment Agreement generally defines a “change in control” as the occurrence of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets” as defined in Treasury Regulation

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§§1.409A-3(i)(5)(v), (vi) and (vii), respectively. As described above, if a named executive officer is terminated without cause or resigns for good reason within 12 months following a “change in control,” the named executive officer would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, as well as a lump-sum payment equal to three times the named executive officer’s base salary, three times target annual incentive and company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer becomes reemployed in the two-year period following his or her termination and, under Mr. Engen’s employment agreement only, gross-up payments for any excise taxes incurred under Sections 280G of the Code.

The foregoing descriptions of the terms of the Employment Agreements are qualified in their entirety by reference to the terms and conditions of such agreements that the Company has filed with the SEC.

“Change in control” is similarly defined in the 2007 LTIP and the 2017 LTIP. Under the terms of the long-term incentive plans, award agreements may provide for one or more of the following effects in connection with a change in control:

•	the acceleration or extension of time periods for purposes of exercising, vesting in or realizing gain from any award granted under the 2007 LTIP and the 2017 LTIP;
•	the waiver or modification of performance or other conditions related to the payment or other rights under an award;
•	provision for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee; or
•	other modifications or adjustments to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of plan participants upon or following a change in control.

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

The following table sets forth for each named executive officer outstanding equity awards as of the end of the 2017 fiscal year:

	OPTION AWARDS					STOCK AWARDS
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable) (b)(1)	Number of Securities Underlying Unexercised Options (# Unexercisable) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares of Stock That Have Not Vested (#) (f)		Market Value of Shares of Stock That Have Not Vested ($) (g)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (i)(2)
Richard S. Swartz, Jr.	3/24/11	8,419		24.18	3/24/21
	3/25/13	9,935		24.68	3/25/23
	3/25/13					945	(3)	33,765
	3/24/15					1,896	(3)	67,744
	3/24/16					5,170	(3)	184,724
	9/1/16					3,988	(6)	142,491
	3/23/17					10,007	(3)	357,550
	3/24/16								10,088	(4)	360,444
	3/23/17								12,589	(5)	449,805
Betty R. Johnson	10/19/15					8,861	(7)	316,604
	3/24/16					4,353	(3)	155,533
	3/23/17					4,301	(3)	153,675
	3/24/16								8,495	(4)	303,526
	3/23/17								5,411	(5)	193,335
Tod M. Cooper	3/25/13					202	(3)	7,217
	8/12/13					6,708	(8)	239,677
	3/24/15					1,437	(3)	51,344
	3/24/16					3,809	(3)	136,096
	3/23/17					4,301	(3)	153,675
	3/24/16								7,433	(4)	265,581
	3/23/17								5,411	(5)	193,335
Gerald B. Engen, Jr.	3/25/13					810	(3)	28,941
	3/24/15					1,507	(3)	53,845
	3/24/16					3,809	(3)	136,096
	3/23/17					4,301	(3)	153,675
	3/24/16								7,433	(4)	265,581
	3/23/17								5,411	(5)	193,335
Jeffrey J. Waneka	3/24/10	573		17.18	3/24/20
	3/24/11	420		24.18	3/24/21
	3/23/12	1,484		17.48	3/23/22
	3/25/13	709		24.68	3/25/23
	3/25/13					67	(3)	2,394
	3/24/15					442	(3)	15,793
	3/24/16					816	(3)	29,156
	3/23/17					2,783	(3)	99,437
	3/24/16								1,592	(4)	56,882
	3/23/17								3,501	(5)	125,091
(1)	All options were granted under the stockholder-approved 2007 LTIP and were fully vested and exercisable as of December 31, 2017.
(2)	The closing price of $35.73 of the Company’s shares on December 29, 2017 was used to determine the market values shown in columns (g) and (i).

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(3)	The restricted stock awards granted on March 25, 2013 vest ratably over a five-year period while the restricted stock awards granted on March 24, 2015, March 24, 2016, and March 23, 2017 vest ratably over a three-year period. These restricted stock awards are subject to certain clawback provisions.
(4)	These performance share awards will cliff vest on December 31, 2018 and are split between the achievement of certain specified levels of the Company’s ROIC and the Company’s TSR compared to the TSR of a peer group of companies. These performance stock awards are subject to certain clawback provisions. Target award shown: ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero.
(5)	These performance share awards will cliff vest on December 31, 2019 and are split between the achievement of certain specified levels of the Company’s ROIC and the Company’s TSR compared to the TSR of a peer group of companies. These performance stock awards are subject to certain clawback provisions. Target award shown: ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero.
(6)	This restricted stock award was granted to Mr. Swartz upon his appointment as Executive Vice President and Chief Operating Officer. The award will vest ratably over a three-year period. This restricted stock award is subject to certain clawback provisions.
(7)	This restricted stock award was granted to Ms. Johnson upon her appointment as Senior Vice President, Chief Financial Officer and Treasurer. The award will cliff vest on October 19, 2020. This restricted stock award is subject to certain clawback provisions.
(8)	This restricted stock award was granted to Mr. Cooper upon his appointment as Senior Vice President. The award will cliff vest on August 12, 2018. This restricted stock award is subject to certain clawback provisions.

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2017 OPTION EXERCISES AND STOCK VESTED

The following table sets forth for each named executive officer the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)(3)
Richard S. Swartz, Jr.	—	—	16,117	569,913
Betty R. Johnson	4,000	75,544	2,177	84,250
Tod M. Cooper	8,412	156,430	9,010	327,143
Gerald B. Engen, Jr.	19,853	458,139	11,216	412,023
Jeffrey J. Waneka	—	—	2,469	88,975
(1)	Amounts reflect the difference between the exercise price of the option and the market price of our common stock at the time of exercise.
(2)	The amounts shown include restricted stock that vested on March 23, March 24, and March 25, 2017, performance shares awarded in 2015 that vested on December 31, 2017 and, for Mr. Swartz, restricted stock that vested on September 1, 2017.
(3)	The amounts shown are calculated based on the closing market price of our common stock on the date of vesting.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described above under “Employment Agreements,” our named executive officers have severance and change in control clauses in their Employment Agreements. The following table summarizes and quantifies the compensation that would have become payable to each current named executive officer upon termination or a change in control (and qualifying termination) on December 31, 2017, given the named executive officers’ compensation and service levels as of such date:

Name	Benefit	Termination due to Disability(1)	Termination without Cause or for Good Reason(2)	Termination without Cause or for Good Reason within 12 months following a Change in Control(3)
Richard S. Swartz, Jr.	Severance pay(4)	247,731	2,034,000	3,051,000
	Welfare benefits	9,732	51,848	51,848
	Accelerated equity(5)	1,162,366	1,162,366	1,596,523
	Total(6)	1,419,829	3,248,214	4,699,371
Betty R. Johnson	Severance pay(4)	162,962	1,254,000	1,881,000
	Welfare benefits	9,732	49,040	49,040
	Accelerated equity(5)	884,810	884,810	1,122,673
	Total(6)	1,057,504	2,187,850	3,052,713
Tod M. Cooper	Severance pay(4)	160,038	1,204,500	1,806,750
	Welfare benefits	9,732	47,336	47,336
	Accelerated equity(5)	523,911	523,911	748,687
	Total(6)	693,681	1,775,747	2,602,773
Gerald B. Engen, Jr.	Severance pay(4)	166,615	1,254,000	1,881,000
	Welfare benefits	9,732	49,880	93,373
	Accelerated equity(5)	606,697	606,697	831,473
	Total(6)	783,044	1,910,577	2,805,846
Jeffrey J. Waneka	Severance pay(4)	122,769	924,000	1,386,000
	Welfare benefits	9,732	45,368	45,368
	Accelerated equity(5)	138,362	138,362	224,528
	Total(6)	270,863	1,107,730	1,655,896
(1)	Represents the amount of salary continuation and other benefits to which the named executive officer is entitled under the terms of our long-term disability policy for a period of 180 days from the date of termination due to long-term disability. After six months of salary continuation, as provided by us, the named executive officer will be eligible for benefits under the terms of our long-term disability insurance plan, which provides a benefit equal to 60% of the named executive officer’s monthly base salary (up to a maximum monthly benefit of $10,000) until age 65 or older, as defined in the plan.
(2)	Represents the sum of (a) twice the sum of the named executive officer’s base salary and target annual incentive (for 2017, the target annual incentive was 80.0% of annual salary for Mr. Swartz and 65.0% of annual salary for Ms. Johnson and Messrs. Cooper, Engen and Waneka) and (b) the estimated cost of two years of company-funded benefit continuation coverage for the named executive officer and eligible dependents under our welfare benefit plans in which the named executive officer is a participant.
(3)	Represents the sum of (a) three times the sum of the named executive officer’s base salary and target annual incentive (for 2017, the target annual incentive was 80.0% of annual salary for Mr. Swartz and 65.0% of annual salary for Ms. Johnson

MYR GROUP INC. | 2018 PROXY STATEMENT

and Messrs. Cooper, Engen and Waneka) and (b) the estimated cost of two years of company-funded benefit continuation coverage for the named executive officer and eligible dependents under our welfare benefit plans in which the named executive officer is a participant.
(4)	Severance pay includes the named executive officer’s base salary and target annual incentive applicable to the type of severance or change in control payment shown.
(5)	Accelerated equity reflects the amount of compensation that each named executive officer would receive upon the accelerated vesting of any outstanding unvested stock-based awards as of the date of termination. Equity award agreements between the Company and a person who was a named executive officer at the time of the award contain an accelerated vesting clause. Equity awards made before an officer becomes a named executive officer are not subject to a similar accelerated vesting clause and will be forfeited upon termination. The compensation amount shown is based upon (a) the amount of unvested restricted shares outstanding as of December 31, 2017, (b) the amount of performance shares outstanding as of December 31, 2017 that are expected to be earned prorated for the length of service completed as of December 31, 2017 for termination without cause or resignation for good reason or all performance shares outstanding for termination without cause or resignation for good reason within 12 months following a change of control and (c) the closing market price of a share of our common stock as reported on the Nasdaq on December 29, 2017, which was $35.73 per share. The compensation amount for the unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock times the closing market price. The compensation amount for the unvested performance shares for termination without cause or resignation for good reason is calculated by multiplying the unvested performance shares by the closing price and then multiplying that amount by the percentage earned (number of months the executive worked from date of grant to date of termination divided by the number of months in the vesting period for the performance shares). The compensation amount for unvested performance shares for termination without cause or resignation for good reason within 12 months following a change of control is calculated by multiplying the unvested performance shares by the market closing price on the date of termination.
(6)	Only Mr. Engen’s employment agreement includes a provision to provide gross-up payments for excise taxes which may be imposed pursuant to Section 4999 of the Code as a result of a change in control. However, based on the following assumptions: a termination of employment without cause (or resignation for good reason) on December 31, 2017 and a per share value on the latest closing date in 2017 of $35.73, Mr. Engen would not have been entitled to a gross-up payment.

2017 PAY RATIO

We believe our compensation programs must be consistent and internally equitable. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. We identified the median employee by calculating the salary or wages of each full-time, part-time, seasonal and temporary employee paid in 2017 through December 24, ranking the salary or wages of all employees except for the CEO from lowest to highest. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency for our Canadian employees.

The ratio between the pay of our CEO to the pay of our median employee is 18.8:1. The annual total compensation for our median employee for 2017 is $85,140. The annual total compensation of our CEO is $1,599,221. The difference between this annual total compensation and the annual total compensation found in “Executive Compensation Tables — 2017 Summary Compensation Table” is due to the inclusion of nondiscriminatory health and welfare benefit plans that are not required to be included in the Summary Compensation Table.

MYR GROUP INC. | 2018 PROXY STATEMENT

PROPOSAL 2. ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

As required under Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to align each named executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the named executive officers who are crucial to our success. We urge stockholders to read the “Compensation Discussion and Analysis” and the related tables and narratives, which describe in more detail how our named executive officer compensation policies and procedures operate and how they achieve our compensation objectives. All of this information provides detailed discussion and analysis of the compensation of our named executive officers including the following:

•	We pay for performance. We align executive compensation with short-term and long-term Company-wide, business unit and individual performance. Generally, we target about half of our named executive officer compensation as performance-based compensation. In 2017, while exceeding our targets for safety performance, we did not meet our threshold financial performance. Consequently, consistent with our pay-for-performance practice, the Compensation Committee exercised its negative discretion and did not award short-term cash bonuses to our named executive officers.
•	We have compensation practices that ensure leadership, decision-making and actions that are aligned with our short- and long-term goals without taking inappropriate or unnecessary risks. The practices are discussed in detail in the “Compensation Discussion and Analysis” and include:
º	stock ownership guidelines for directors and executive officers;
º	a long-standing insider trading policy, which prohibits, among other activities, the pledging of and hedging transactions with respect to our common stock;
º	a practice of offering limited executive officer perquisites; and
º	regular review of the risk profile of our compensation programs and the inclusion of significant risk mitigators in those programs, such as limits on incentive awards, stock holding requirements and clawback provisions.
•	The Compensation Committee acts prudently in making decisions. All members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program design, practices and amounts awarded to our executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant, and, using that advice, selected a peer group of companies to compare to our named executive officers’ compensation.

We ask our stockholders to participate annually in this review and indicate their support for our named executive officer compensation set forth in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy,

MYR GROUP INC. | 2018 PROXY STATEMENT

policies and practices described in this Proxy Statement. We are asking our stockholders to vote “FOR” the following resolution at the 2018 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis”, the 2017 Summary Compensation Table and the other related tables and disclosures.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we expect to consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

MYR GROUP INC. | 2018 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

COMMITTEE INDEPENDENCE AND RESPONSIBILITIES

The Board established the standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all of the Audit Committee members are independent as required by the Nasdaq’s listing standards and Rule 10A-3 of the Exchange Act. The Board has also determined that all committee members are financially literate within the meaning of the Nasdaq rules and that Mr. Patterson is an “audit committee financial expert” within the meaning of SEC regulations. None of the Audit Committee members have participated in the preparation of our financial statements during the past three years.

The Board values the integrity of MYR Group’s financial statements and internal controls. The Audit Committee is responsible for assisting the Board in monitoring the integrity of MYR Group’s financial statements, MYR Group’s compliance with legal and regulatory requirements and the independence and performance of MYR Group’s internal and external auditors. To represent and assist the Board in its oversight of the Company’s financial statements and under its charter the Audit Committee performs, among other tasks, the following duties:

•	review the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations and tracking management’s corrective action plans where necessary;
•	review our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•	review our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;
•	appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm; and
•	review periodic reports from management on cyber security measures, security controls, data privacy and security initiatives.

The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Audit Committee encourages employees and outsiders to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, you should call the Company’s fraud hotline number at 1-800-461-9330. All complaints received are confidential and anonymous and will be retained for the Company’s records. At least annually, the Audit Committee reviews the Company’s disclosure controls and procedures and its charter. During this review, the Audit Committee is able to analyze its responsibilities and progress as well as ensure that these documents comply with current regulatory requirements.

PRE-APPROVAL POLICIES

Consistent with the requirements of the SEC and the U.S. Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established procedures to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before we engage the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or

MYR GROUP INC. | 2018 PROXY STATEMENT

more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting. All of the services provided by our independent registered public accounting firm for fiscal 2017, as described below, were approved by the Audit Committee in accordance with the foregoing pre-approval policies and procedures.

INDEPENDENT AUDITORS’ FEES

On June 28, 2017, the Audit Committee appointed Crowe to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. In connection with the appointment of Crowe, on June 28, 2017, the Audit Committee dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. Aggregate fees paid for professional services rendered by our independent auditors in 2017 for Crowe and EY and in 2016 for EY, were as follows:

	2017	2016
Audit Fees	$931,833	$999,980
Audit-Related Fees	—	—
Tax Fees	5,685	76,105
All Other Fees	—	—
Total	$937,518	$1,076,085

In the above table, in accordance with the SEC rules, “Audit Fees” are fees that we paid for the audit of our annual financial statements included in the 2017 Form 10-K, review of financial statements included in Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. “Tax Fees” are fees for tax compliance, tax advice and tax planning.

As noted above and as previously reported, on June 28, 2017, the Audit Committee appointed Crowe to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. During the years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through June 28, 2017, neither the Company, nor anyone acting on its behalf, consulted with Crowe, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Crowe that Crowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).

EY’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through June 28, 2017, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the

MYR GROUP INC. | 2018 PROXY STATEMENT

subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company requested that EY furnish it with a letter addressed to the SEC stating whether or not EY agrees with the Company’s statements relating to EY included in Item 4.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2017. EY furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 to the Company’s June 30, 2017 8-K.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2017

As part of our activities, we reviewed and discussed MYR Group’s audited financial statements with management. Additionally, we received Crowe’s and EY’s written disclosures and letters dated March 7, 2018 and March 9, 2017, respectively, as required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence and have discussed with Crowe and EY their independence. We also reviewed and discussed with Crowe and EY the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the PCAOB in Rule 3200T. Based upon this review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2017 Form 10-K.

Audit Committee:	William D. Patterson, Chair Henry W. Fayne Kenneth M. Hartwick Maurice E. Moore

The information contained in the above Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

MYR GROUP INC. | 2018 PROXY STATEMENT

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee is responsible for the selection, retention, termination and oversight of our independent auditors.

The Audit Committee appointed Crowe as our independent auditors for the fiscal year ending December 31, 2018. The Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of Crowe as our independent auditors. The Board and the Audit Committee are not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time.

We expect that representatives of Crowe will be present at the 2018 Annual Meeting, that they will have the opportunity to make a statement if they desire and that they will have an opportunity to respond to appropriate questions from stockholders.

MYR GROUP INC. | 2018 PROXY STATEMENT

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2018 ANNUAL MEETING

Neither the Board nor management knows of any business, other than that described in this Proxy Statement, that may be presented for action at the 2018 Annual Meeting. If any other matters properly come before the meeting, your proxy authorizes the persons named as proxies to vote on such matters in accordance with the Board’s recommendation or, if no recommendation is given, in accordance with the proxies’ best judgment.

MYR GROUP INC. | 2018 PROXY STATEMENT

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of MYR Group common stock beneficially owned (as defined in accordance with Rule 13d-3 under the Exchange Act) as of March 6, 2018 by each director and named executive officer named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. None of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Common Stock	Restricted Stock Awards(1)	Options, Phantom Stock and Restricted Stock Units(2)	Total Beneficial Ownership	Percentage
Named Executive Officers and Directors
Richard S. Swartz, Jr.	60,884	22,006	18,354	101,244	*
Betty R. Johnson	18,284	17,515	—	35,799	*
Tod M. Cooper	18,568	16,457	—	35,025	*
Gerald B. Engen, Jr.	40,745	10,427	—	51,172	*
Jeffrey J. Waneka	6,253	4,108	3,186	13,547	*
Jack L. Alexander	14,457	2,833	2,238	19,528	*
Larry F. Altenbaumer	17,229	2,833	2,238	22,300	*
Bradley T. Favreau	991	1,981	2,238	5,210	*
Henry W. Fayne	19,414	2,833	2,238	24,485	*
Kenneth M. Hartwick	3,259	—	4,853	8,112	*
Gary R. Johnson	18,931	2,833	2,238	24,002	*
William A. Koertner(3)	293,191	20,463	97,196	410,850	2.5%
Donald C.l. Lucky	2,259	—	4,853	7,112	*
Maurice E. Moore	17,055	2,833	2,238	22,126	*
William D. Patterson(4)	18,005	2,833	2,238	23,076	*
All executive officers and directors as a group (15 persons)	549,525	109,955	144,108	803,588	4.9%
*	Percentage less than 1% of outstanding common stock.
(1)	The shares of unvested restricted stock belonging to Richard S. Swartz, Jr., Betty R. Johnson, Tod M. Cooper, Gerald B. Engen, Jr. and Jeffrey J. Waneka vest as disclosed in the “Outstanding Equity Awards at 2017 Fiscal Year End” table. The shares of restricted stock belonging to Jack L. Alexander, Larry F. Altenbaumer, Bradley T. Favreau, Henry W. Fayne, Gary R. Johnson, Maurice E. Moore and William D. Patterson vest ratably over a three-year period from the date of grant and vesting would be accelerated if the director leaves the Board.
(2)	This column reflects shares of common stock that may be acquired within 60 days of March 6, 2018 by the exercise of stock options held by the named executive officer or director, the vesting of restricted stock units held by the directors and the vesting of phantom stock units held by Mr. Hartwick and Mr. Lucky. Mr. Hartwick and Mr. Lucky’s phantom stock units vest ratably over a three-year period from the date of grant or when the director leaves the Board. The shares of restricted stock units belonging to the directors vest ratably over a three-year period from the date of grant and vesting would be accelerated if the director leaves the Board.
(3)	Unvested restricted stock belonging to William A. Koertner includes 3,241 shares that vest ratably over a five-year period and 17,222 shares that vest ratably over a three-year period. These restricted stock awards are subject to certain clawback provisions.
(4)	Common stock includes 386 shares in a trust in which Mr. Patterson is a beneficiary.

MYR GROUP INC. | 2018 PROXY STATEMENT

The following table displays information about persons known to us to be the beneficial owners of 5% or more of our issued and outstanding common stock as of December 31, 2017:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
BlackRock, Inc. 55 East 52nd St. New York, NY 10055	2,163,292	(1)	13.1%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas, 78746	1,386,327	(2)	8.4%
Macquarie Group Limited 50 Martin Place Sidney, New South Wales, Australia	935,173	(3)	5.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	911,656	(4)	5.5%
Victory Capital Management Inc. 4900 Tiederman Rd. 4th Floor Brooklyn, OH 44144	840,557	(5)	5.1%
(1)	Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 19, 2018, BlackRock, Inc. stated that, of the 2,163,292 shares beneficially owned as of December 31, 2017, it has sole voting power with respect to 2,113,857 shares and sole dispositive power with respect to 2,163,292 shares.
(2)	Based on the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2018. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. As of December 31, 2017, Dimensional Funds Advisors LP has sole voting power as to 1,335,916 shares and sole dispositive power as to 1,386,327 shares. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.
(3)	Based on the Schedule 13G filed by Macquarie Group Limited on February 14, 2018, Macquarie Group Limited’s beneficial ownership is due to Macquarie Group Limited’s ownership of Macquarie Bank Limited, Macquarie Investment Management Holdings Inc. and Macquarie Investment Management Business Trust. Macquarie Group Limited’s Schedule 13G indicates that, as of December 31, 2017, Macquarie Investment Management Business Trust and Macquarie Investment Management Holdings Inc. have sole voting power and sole dispositive power as to 934,265 shares.
(4)	Based on the Schedule 13G/A filed by The Vanguard Group on February 13, 2018, The Vanguard Group stated that, of the 911,656 shares beneficially owned as of December 31, 2017, it has sole voting power with respect to 23,595 shares, shared voting power with respect to 4,309 shares, sole dispositive power with respect to 884,843 shares and shared dispositive power with respect to 26,813 shares.
(5)	Based on the Schedule 13G filing by Victory Capital Management Inc. with the SEC on February 9, 2018, Victory Capital Management, Inc. stated that, of the 840,557 shares beneficially owned as of December 31, 2017, it has sole voting power with respect to 815,727 shares and sole dispositive power with respect to 840,557 shares.

MYR GROUP INC. | 2018 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING
AND VOTING

WHY AM I RECEIVING THESE PROXY SOLICITATION MATERIALS?

We are providing you these materials in connection with the Board’s solicitation of proxies to be voted at our 2018 Annual Meeting. These materials provide information regarding the voting procedures and the matters to be voted on at the 2018 Annual Meeting. We began distributing these materials on or around March 8, 2018, to all stockholders entitled to vote at the 2018 Annual Meeting. These materials are also available on our website at www.myrgroup.com.

In addition, copies of the 2017 Annual Report to Stockholders and this Proxy Statement will be sent free of charge to any stockholder who sends a written request to Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008 or by calling 303-853-7621.

WHO IS ENTITLED TO VOTE AT THE 2018 ANNUAL MEETING?

The Board established February 28, 2018, as the record date (the “Record Date”) for the 2018 Annual Meeting. Stockholders owning our common stock at the close of business on the Record Date are entitled to receive notice of the 2018 Annual Meeting and vote their shares at the 2018 Annual Meeting. At the close of business on the Record Date, 16,467,474 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the 2018 Annual Meeting.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

With respect to the election of directors, you may vote FOR, AGAINST OR ABSTAIN with respect to each of the nominees. Our By-Laws provide for a majority vote standard in uncontested director elections as will be held at the 2018 Annual Meeting. As amended, the By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR or AGAINST, but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election in an uncontested election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.

You may vote FOR, AGAINST, or ABSTAIN with respect to the advisory resolution to approve the compensation of the Company’s named executive officers and the ratification of the appointment of our independent registered public accounting firm. In order to be approved, each of these two proposals requires the affirmative FOR vote of a majority of those shares present (either in person or represented by proxy) and entitled to vote on those proposals. Any ABSTAIN vote will have the same effect as a vote AGAINST a matter.

WHAT EFFECT DO BROKER NON-VOTES HAVE ON THE PROPOSALS?

A broker is entitled to vote shares held for a beneficial holder on “routine” matters without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on “non-routine” proposals, such as the election of directors. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Consequently, if your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct your broker as to how to vote on Proposals 1 and 2, the broker may not exercise discretion to vote for or against such proposal. With respect to Proposal 3, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. We strongly encourage you to instruct your bank or broker on how you would like to vote so your vote can be counted on all proposals.

MYR GROUP INC. | 2018 PROXY STATEMENT

HOW WILL MY SHARES BE VOTED?

Your shares will be voted as you direct if you vote by signing and returning the enclosed proxy card. If you sign and return the enclosed proxy card but do not specify how you would like your shares voted, they will be voted in accordance with the Board’s recommendations on all matters or, if no recommendation is given, in accordance with the proxies’ best judgment.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to validly hold the 2018 Annual Meeting. A quorum will be present if at least a majority of our outstanding shares on the Record Date are represented at the 2018 Annual Meeting, either in person or by proxy. Abstentions and broker non-votes (i.e., when a stockholder does not provide voting instructions to their broker or nominee) will count for purposes of determining whether a quorum exists.

CAN I CHANGE MY VOTE?

If you would like to change your vote after submitting your proxy and prior to the 2018 Annual Meeting, you can revoke your proxy and change your proxy instructions by (a) signing and submitting another proxy card with a later date or (b) voting at the 2018 Annual Meeting. Alternatively, you may provide a written statement of your intention to revoke your proxy to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008. If your shares are held in street name (i.e., your shares are held in an account through your broker), you should contact your bank or broker for specific instructions on how to change your vote.

WHAT IF I WISH TO ATTEND THE 2018 ANNUAL MEETING?

Attendance at the meeting is limited to the Company’s stockholders and its invited guests. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker (i.e., in “Street-name”), you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification. Even if you wish to attend the 2018 Annual Meeting, we urge you to cast your vote using the enclosed proxy card as soon as possible. If you choose to vote in person at the 2018 Annual Meeting, it will revoke any previous proxy submitted. If you hold your shares in Street-name and wish to vote in person at the meeting, you must provide a legal proxy obtained from your bank or broker.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE 2018 ANNUAL MEETING?

MYR Group bears the cost of soliciting your vote. In addition to mailing these proxy materials, our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities. We may enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse the banks and brokerage houses for related out-of-pocket expenses. We retained Morrow Sodali LLC to aid in soliciting votes for the 2018 Annual Meeting for a total fee of $7,500 plus reasonable expenses.

I RECEIVED ONLY ONE SET OF PROXY MATERIALS. IS IT POSSIBLE TO OBTAIN DUPLICATES?

Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of our common stock in an account at the same broker, bank or other nominee, we delivered a single Notice of Meeting or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Meeting or set of proxy materials to a stockholder at a shared address to which a single copy of the materials was delivered. A stockholder who wishes to receive a separate copy of the Notice or proxy

MYR GROUP INC. | 2018 PROXY STATEMENT

materials for the 2018 Annual Meeting should submit this request by contacting Morrow Sodali, LLC by email at myrteam@morrowsodali.com, in writing at 470 West Avenue, Suite 3000, Stamford, CT 06902 or by calling 1-800-662-5200. If you would like to opt out of householding, please contact your broker, bank or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

If you are a registered stockholder, we sent you and each registered stockholder at your address separate Notices or sets of proxy materials.

WHO COUNTS THE VOTE?

As the appointed independent tabulator, American Stock Transfer and Trust Company, LLC will receive the proxies and tabulate the votes cast. American Stock Transfer and Trust Company, LLC will act as the independent inspector of election and will certify the results. Your vote will not be disclosed to our directors, officers or employees, except (a) as necessary to meet legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if you provide a comment with your proxy or otherwise communicate your vote to us or (d) as necessary to allow the independent inspector of election to certify the results.

HOW DO I FIND OUT THE VOTING RESULTS?

Voting results will be included in a current Form 8-K to be filed with the SEC after the 2018 Annual Meeting. This Form 8-K will also be available on our website at www.myrgroup.com.

MAY I ASK QUESTIONS AT THE 2018 ANNUAL MEETING?

Yes, in accordance with the rules, regulations and procedures prescribed by the Chairman of the 2018 Annual Meeting for the conduct of the 2018 Annual Meeting. As a stockholder, during the voting, you may ask questions and make remarks related to the matters being voted on. The Chairman of the 2018 Annual Meeting will entertain stockholders’ questions and comments of a general nature following the voting.

MYR GROUP INC. | 2018 PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2019 ANNUAL MEETING

Under our By-Laws, a stockholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of stockholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is not within 30 days of such anniversary, we must receive stockholder proposal submissions no later than the close of business on the 10 th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. Accordingly, to be considered at the 2019 Annual Meeting of Stockholders, we must receive a stockholder’s written notice of nomination or proposal on or after December 27, 2018 and not later than January 26, 2019.

Under SEC Rule 14a-8, a stockholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of stockholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of our proxy statement for the previous year’s annual meeting. If we change the date of an annual meeting by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we print and send our proxy materials for the annual meeting. Accordingly, to be considered for inclusion in our 2019 proxy statement, we must receive a stockholder’s submission of a proposal on or before November 8, 2018.

Stockholder proposals must be sent to our Corporate Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008. For additional information about the stockholder proposal submission process, please see our By-Laws which are available on the Investors page of our website at www.myrgroup.com, under “Corporate Governance.”

2017 ANNUAL REPORT AND SEC FILINGS

Our financial statements for the fiscal year ended December 31, 2017 are included in our 2017 Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our 2017 Form 10-K and this Proxy Statement are posted on our website at www.myrgroup.com, and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our 2017 Form 10-K, you may request a copy of it without charge by writing to our Corporate Secretary, at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008.

By Order of the Board of Directors

March 8, 2018	Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary

MYR GROUP INC. | 2018 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF MYR GROUP INC. April 26, 2018 GO PAPERLESS e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be held on April 26, 2018 The MYR Group Inc. Notice of Annual Meeting, Proxy Statement, and 2017 Annual Report to Stockholders on Form 10-K are available at http://investor.myrgroup.com/financial-information/annual-reports Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333000000001000 1 042618 Thesharesrepresentedbythisproxy,whenproperlyexecuted,willbevotedasdirectedor,ifnodirectionisgiven,willbevoted“FOR''eachofthenomineesnamedinProposal1and“FOR''Proposals2and3.TheProxiesareherebyauthorizedtovoteinaccordancewiththeirbestjudgmentonanyothermatterthatmayproperlycomebeforethe2018AnnualMeetingoranypostponementsoradjournmentthereof.IMPORTANTIn order that there may be a proper representation at the meeting, we urge you to sign, date and mail the proxy card even if you plan on attending the 2018 Annual Meeting. If you are present in person you may, if you wish, vote personally on all matters properly brought before the meeting. If you hold your shares in Street-name and wish to vote in person at the meeting, you must provide a legal proxy obtained from your bank or broker. PROPOSALNO.1:ELECTION OF THE TWO CLASS II NOMINEES, EACH TO SERVE A TERM OF THREE YEARS. DONALD C.I. LUCKY MAURICE E. MOORE PROPOSALNO.2:ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROPOSALNO.3:RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018. FORAGAINSTABSTAINTHEBOARDOFDIRECTORSRECOMMENDSTHATYOUVOTE“FOR''THEELECTIONOFEACHOFTHENOMINEESNAMEDINPROPOSAL1&“FOR”PROPOSALS2&3.PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHEREx MARK “X'' HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted viathis method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

The Board of Directors of MYR GROUP INC. Cordially invites you to attend the 2018 Annual Meeting of Stockholders Thursday, April 26, 2018 9:00 a.m. Local Time Renaissance Schaumburg Hotel 1551 North Thoreau Drive Schaumburg, IL 60173 0 MYR GROUP INC. REVOCABLE PROXY FOR THE MYR GROUP INC. 2018 ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of MYR Group Inc. (the “Corporation”) hereby appoints Richard S. Swartz, Gerald B. Engen, Jr. and Betty R. Johnson (the “Proxies”), and each of them, with the full power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders of the Corporation to be held at the Renaissance Schaumburg Hotel, 1551 N. Thoreau Drive, Schaumburg, IL 60173 on Thursday, April 26, 2018 at 9:00 a.m. local time, or at any postponements or adjournments thereof, with all the powers the undersigned would possess, as if the undersigned was present personally at the 2018 Annual Meeting or any postponements or adjournments thereof, upon the proposals on the reverse side and on such other matters as may properly come before the 2018 Annual Meeting. This proxy revokes all prior proxies given by the undersigned stockholder. (Continued and to be signed on the reverse side.) 1.1 14475